                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under sec.240.14a-12

                           OSI Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

[OSI Pharmaceuticals Logo]

                                                                February 2, 2005

Dear Stockholders:

     It is a pleasure to invite you to the annual meeting of stockholders of OSI Pharmaceuticals, Inc., which will be held at OSI Pharmaceuticals, Inc., 1 Bioscience Park, Farmingdale, New York 11735, on Wednesday, March 16, 2005, at 10:00 a.m. EST. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     In addition to the matters to be voted upon at the meeting, there will be a presentation on recent developments relating to the Corporation. Specific directions to the meeting may be obtained by calling or writing Ms. Kathy Galante, Director, Corporate Communications, at OSI Pharmaceuticals, Inc., 58 South Service Road, Suite 110, Melville, New York 11747, telephone no. (631) 962-2000 or visiting our website at www.osip.com.

     In order to assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with our Secretary either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

     Our Annual Report to Stockholders for the fiscal year ended September 30, 2004, is being distributed to stockholders with the attached Proxy Statement.

                                          Sincerely,

                                          /s/ Colin Goddard

                                          COLIN GODDARD, Ph.D.
                                          Chief Executive Officer

OSI PHARMACEUTICALS, INC. 58 South Service Road, Suite 110 Melville, New York 11747 phone 631.962.2000 facsimile 631.752.3880

                           OSI PHARMACEUTICALS, INC.
                        58 SOUTH SERVICE ROAD, SUITE 110
                            MELVILLE, NEW YORK 11747

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 ------------------------------------------------------------------------------

     Our annual meeting of stockholders will be held at OSI Pharmaceuticals, Inc., 1 Bioscience Park, Farmingdale, New York 11735, on Wednesday, March 16, 2005, at 10:00 a.m. EST, for the following purposes:

     (1) to elect ten directors;

     (2) to consider and act upon a proposal to amend the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan;

     (3) to ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005; and

     (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 21, 2005, as the record date for determining stockholders entitled to notice of and to vote at the meeting. For at least ten days prior to the meeting date, a complete list of stockholders entitled to vote at the meeting will be open to examination by stockholders for any purpose germane to the meeting during normal business hours at our offices at 58 South Service Road, Suite 110, Melville, New York 11747. This list will also be available at and for the duration of the meeting on March 16, 2005.

                                          By Order of the Board of Directors,

                                          /s/ Barbara A. Wood

                                          BARBARA A. WOOD
                                          Secretary

February 2, 2005

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. RETURNING A PROXY WILL NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                           OSI PHARMACEUTICALS, INC.
                        58 SOUTH SERVICE ROAD, SUITE 110
                            MELVILLE, NEW YORK 11747

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of OSI
Pharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders to be held on March 16, 2005, and any adjournment or adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about February 2, 2005.

     Only holders of record of our common stock at the close of business on January 21, 2005, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had issued and outstanding 51,009,896 shares of common stock, which are the only securities that are entitled to vote at the meeting. Each share of common stock is entitled to one vote.

     The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting will be necessary to constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock held by such broker will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock returns a signed proxy, the shares of common stock held by such broker will be considered present at the meeting and will be counted toward establishing a quorum. If a signed proxy is received from a broker that does not have discretionary authority to vote on one or more matters, the proxy will be considered a "broker non-vote" for that matter and will have the effects described in the following paragraph.

     Assuming a quorum is present, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the matter will be required for (i) the election of directors; (ii) the amendment to the Amended and Restated Stock Incentive Plan (the "Plan"), and (iii) the ratification of the appointment of the independent registered public accounting firm for the current fiscal year. With respect to the election of directors, votes withheld from one or more nominees will have the effect of a "no" vote. Abstentions will have the effect of a "no" vote with respect to both the proposal for the amendment to the Plan and the ratification of the appointment of the independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the election of directors and the ratification of the appointment of the independent registered public accounting firm. Further, broker non-votes will have no effect with respect to the proposal for the amendment to the Plan.

     Stockholders who execute proxies may revoke them by giving written notice to our Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder attending the meeting notifies the Secretary, in writing, of the revocation of the proxy at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter other than the election of directors, the amendment to the Plan and the ratification of the appointment of the independent registered public accounting firm for the current fiscal year that is expected to be presented for consideration at the meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld, and where a choice is specified as to the proposal, in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as our directors named in this Proxy Statement under the caption "Election of Directors," (ii) FOR the amendment to the Plan and (iii) FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005.

     We will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone. We may also engage Georgeson Shareholder, Inc. to assist in the solicitation of proxies from stockholders. The cost of such services is expected to be approximately $8,000, plus reimbursement of reasonable out-of-pocket expenses.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of December 31, 2004 (except where otherwise noted), regarding the beneficial ownership of our common stock by (i) all persons who, to our knowledge, own more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director,
(iii) each executive officer including the "named executive officers+," and (iv) all directors and executive officers as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                                              NO. OF SHARES OF   PERCENT OF
NAME AND ADDRESS                                                COMMON STOCK      CLASS(1)
----------------                                              ----------------   ----------
FMR Corp. ..................................................       5,876,655(2)    11.53%
  82 Devonshire Street
  Boston, Massachusetts 02109-6995

Michael G. Atieh............................................          32,365(3)        *
G. Morgan Browne............................................          86,364(4)        *
Edwin A. Gee, Ph.D. ........................................          19,051(5)        *
Neil Gibson, Ph.D. .........................................          50,243(6)        *
Colin Goddard, Ph.D.+.......................................         397,132(7)        *
Daryl K. Granner, M.D. .....................................          83,912(8)        *
Robert A. Ingram............................................          82,629(9)        *
Gabriel Leung+..............................................          43,731(10)       *
Walter M. Lovenberg, Ph.D. .................................         108,047(11)       *
Anker Lundemose, M.D., Ph.D., D.Sc.+........................           5,489(12)       *
Viren Mehta.................................................          89,491(13)       *
Nicole Onetto, M.D.+........................................         133,638(14)       *
Herbert Pinedo, M.D., Ph.D. ................................             599           *
Sir Mark Richmond, Ph.D. ...................................          69,729(15)       *
Robert L. Simon.............................................          79,142(16)       *
Robert L. Van Nostrand+.....................................          64,996(17)       *
John P. White...............................................          43,386(18)       *
Barbara A. Wood, Esq. ......................................          46,857(19)       *
All directors and executive officers as a group (18
  persons)..................................................       1,436,801(20)    2.75%

---------------

   + The named executive officers consist of the CEO and the four most highly compensated executive officers for fiscal 2004.

   * Represents ownership that does not exceed 1% of the outstanding shares of our common stock.

 (1) Based on the number of shares of our common stock issued and outstanding on December 31, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable, or exercisable within 60 days, are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of our common stock for any person or group who, as of December 31, 2004, beneficially owned any shares pursuant to options which are exercisable within 60 days of December 31, 2004, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on December 31, 2004, for such individual.

 (2) The number of shares is based on information provided in a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on May 10, 2004. FMR Corp. indirectly holds the shares on behalf of its direct and indirect subsidiaries, consisting of Fidelity Management & Research Company,

     Fidelity Management Trust Company and Fidelity International Limited. FMR Corp. has sole dispositive power with respect to all of the shares.

 (3) Includes 29,168 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

 (4) Includes 62,496 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options. Also includes 400 shares owned by Mr. Browne's wife, as to which Mr. Browne disclaims beneficial ownership.

 (5) Includes 15,496 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

 (6) Includes 46,963 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

 (7) Includes 358,559 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

 (8) Includes 78,335 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

 (9) Includes 72,225 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(10) Includes 33,302 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(11) Includes 99,995 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(12) Consists entirely of shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(13) Includes 83,339 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(14) Includes 129,094 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(15) Includes 66,839 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(16) Includes 74,842 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(17) Includes 60,097 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(18) Includes 32,496 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(19) Includes 46,847 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

(20) Includes 1,295,582 shares that may be acquired at or within 60 days of December 31, 2004, pursuant to the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     At the meeting, ten directors are to be elected, each to hold office (subject to our Bylaws) until the next annual meeting of stockholders and until his respective successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, proxies returned by the stockholders will be voted for any substitute nominee selected by the Nominating Committee prior to or at the meeting, or for a motion to reduce the membership of the Board to the number of nominees available. Since June 2004, our Board of Directors consisted of eleven members. Edwin A. Gee, Ph.D., currently a director, has notified the Nominating Committee of his desire to retire as a director and has therefore not been re-nominated to serve another term. The proxies cannot be voted for a greater number of persons than the number of nominees named which is ten nominees. The information concerning the nominees has been furnished by them to us as of January 27, 2005.

NAME                                                    AGE   POSITION(S) WITH THE CORPORATION
----                                                    ---   --------------------------------
Robert A. Ingram......................................  63    Chairman of the Board
Colin Goddard, Ph.D. .................................  45    Director and Chief Executive Officer
Michael G. Atieh......................................  51    Director
G. Morgan Browne......................................  69    Director
Daryl K. Granner, M.D. ...............................  68    Director
Walter M. Lovenberg, Ph.D. ...........................  70    Director
Viren Mehta...........................................  54    Director
Herbert Pinedo, M.D., Ph.D. ..........................  61    Director
Sir Mark Richmond, Ph.D. .............................  74    Director
John P. White.........................................  58    Director

BIOGRAPHICAL INFORMATION

     ROBERT A. INGRAM was appointed Chairman of our Board effective January 1, 2003. Mr. Ingram serves as Vice Chairman Pharmaceuticals at GlaxoSmithKline
(plc), and previously served as the Chief Operating Officer and President of Pharmaceutical Operations. He began his career in the pharmaceutical industry as a sales representative for the company that would later become Merrell Dow Pharmaceuticals, Inc. He advanced rapidly through sales management at Merrell Dow and into government and public affairs. He left Merrell Dow in 1985 as Vice President of Public Affairs to become Vice President of Government Affairs at Merck & Co., Inc. In 1988, he was promoted to President of Merck Frosst Canada, Inc. In 1990, Mr. Ingram left Merck to join Glaxo Inc., Glaxo plc's U.S. subsidiary, as Executive Vice President of Administrative and Regulatory Affairs and assumed a series of increasingly responsible positions, including Group Vice President. He was named Executive Vice President in January 1993, President and Chief Operating Officer in June 1993, President and Chief Executive Officer in March 1994, and Chairman in January 1999. As an Executive Director of Glaxo Wellcome plc, Mr. Ingram held responsibility for operations in North America and Latin America. He was appointed to the global company's board in May 1995. In October 1997, he became Chief Executive of Glaxo Wellcome with responsibility for worldwide business operations, and added the position of Chairman to his responsibilities. Mr. Ingram graduated from Eastern Illinois University with a B.S. degree in Business Administration. He serves on the Board of Directors of the Wachovia Corporation, Nortel Networks, Lowe's Companies, Edwards Lifesciences Corporation, Valeant Pharmaceuticals International, Misys plc (non-executive Director) and Allergan, Inc. In addition to his professional responsibilities, Mr. Ingram was asked by former U.S. President George H. Bush to form and chair the CEO Roundtable on Cancer. He also currently serves as Chairman of the Board of Trustees of the American Cancer Society Foundation, and is a member of numerous other civic and professional organizations. Mr. Ingram is also a frequent speaker at industry, pharmacy and government seminars.

     COLIN GODDARD, PH.D., was appointed our Chief Executive Officer in October 1998. He also served as Chairman of our Board from August 2000 to January 2003. He served as our President from September 1997 to September 2000; Executive Vice President and Chief Operating Officer from September 1996 to September 1997; Vice President, Research Operations from April 1995 to September 1996; Vice President, Research Operations, Pharmaceutical Division from December 1993 to April 1995; Director, Pharmaceutical Operations from April 1993 to December 1993; Director, Drug Discovery from April 1992 to April 1993; and Program Manager, Drug Discovery from April 1991 to April 1992. Dr. Goddard joined us as a scientist in January 1989. Dr. Goddard was instrumental in the development of our fully integrated oncology franchise and has led our corporate development, acquisition and financing efforts over the last seven years. Before joining us, Dr. Goddard spent four years at the National Cancer Institute in Bethesda, Maryland. Dr. Goddard serves on the board of BIO (the Biotechnology Industry Organization) and the Long Island Association, along with the cancer charitable organizations, Gilda's Club of New York and Cancer Care of Long Island. Dr. Goddard is a member of the American Association of Cancer Research. Dr. Goddard trained as a cancer pharmacologist in Birmingham, U.K. receiving his Ph.D. from the University of Aston, Birmingham, U.K. in September 1985 and was honored as a D.Sc. from the State University of New York in 2003. Dr. Goddard has been our director since October 1998.

     MICHAEL G. ATIEH joined our Board in June 2003 and was appointed Chairman of our Audit Committee in October 2003. He was Group President of Dendrite International through February 2004. From October 2000 to July 2001, he was Senior Vice President and Chief Financial Officer of Dendrite. Mr. Atieh began his career in July 1975 at Arthur Young & Company (now Ernst & Young). In July 1981, Mr. Atieh joined Merck where, from July 1981 to April 1994, he served in a variety of roles including Director of Accounting Standards; Director of Accounting; Director of Investor Relations; Vice President Government Relations; Treasurer; and Vice President, Public Affairs. From April 1994 to December 1998, Mr. Atieh was at the Merck-Medco Managed Care Division of Merck with his last position as Senior Vice President, Sales and Business Development. From January 1999 to October 2000, he was Vice President and General Manager-Medicare Business Initiative of Merck's U.S. Human Health Division. Mr. Atieh is currently a member of the board of directors and the Audit Committee of ACE Limited.

     G. MORGAN BROWNE was Chief Financial Officer of Cold Spring Harbor Laboratories from January 2001 until his retirement in December 2003 and was Administrative Director from June 1985 to December 2000. Prior to June 1985, Mr. Browne provided management services to a series of scientifically based companies, individually and as an Associate of Laurent Oppenheim Associates, Industrial Management Consultants. He was Chairman and Director of Specialty Composites Corp., Newark, Delaware and Vice President Finance and a Director of Lunn Industries, Inc., Wyandanch, New York. Mr. Browne is a graduate of Yale University. He is presently a Director of Harris & Harris Group, Inc. Mr. Browne currently serves on the committee which administers our 401(k) Savings and Investment Plan. Mr. Browne became our director in March 1993.

     DARYL K. GRANNER, M.D., is a professor of Molecular Physiology and Biophysics and of Internal Medicine at Vanderbilt University. Dr. Granner served as Chairman of Molecular Physiology/Biophysics at Vanderbilt University from July 1984 to August 1998. From July 1970 to June 1984, he was a professor of Internal Medicine and Biochemistry at the University of Iowa, where he directed the Division of Endocrinology and Diabetes and the Iowa Diabetes Center. Dr. Granner directs the Vanderbilt Diabetes Center and is an acknowledged authority in the mechanism of insulin action and the pathophysiology of diabetes mellitus. He has served on numerous national advisory panels. Dr. Granner served as a scientific consultant to us from January 1992 to December 2002. Dr. Granner has been providing consulting services to our majority-owned subsidiary, Prosidion Limited, and, since August 2003, has been the Chairman of Prosidion's Scientific Advisory Board. Dr. Granner serves on the board of directors of Prosidion and, pursuant to his grant of founder shares, is a shareholder of Prosidion. Dr. Granner has been our director since September 1996.

     WALTER M. LOVENBERG, PH.D., was an Executive Vice President and member of the board of directors of Marion Merrell Dow Inc. from September 1989 through August 1993. Dr. Lovenberg served as President of the Marion Merrell Dow Research Institute from September 1989 to August 1993 and Vice President from September 1986 through August 1989. Dr. Lovenberg has received the Fulbright-Hayes Senior Scholar Award, the Public Health Service Superior Service Award and the Third International Award for Research on Adult Diseases. Dr. Lovenberg has been the President of Lovenberg Assoc. since 1994. Dr. Lovenberg currently serves as a member of the board of directors of Inflazyme Pharmaceuticals, Ltd., and the Scientific Advisory Board of Guilford Pharmaceuticals, Inc. Dr. Lovenberg served as a member of the board of directors of Xenometrix, Inc. from May 1992 to March 2001 and Chief Executive Officer of Helicon Therapeutics, Inc. from July 1997 to December 1999. Dr. Lovenberg also has been a director of Helicon and is currently on temporary leave from that position. He is also a director of the following private companies: Merrimack Pharmaceutics, Inc., Quantum Bio, Inc. and Proquest Pharmaceuticals, Inc. Dr. Lovenberg served as a consultant to us from October 1993 to December 2002. Dr. Lovenberg became our director in March 1994.

     VIREN MEHTA is the founder and managing member of Mehta Partners, LLC, providing investment, and strategic and financial advice to the global pharmaceutical and biotechnology industries, since January 1998. Mehta Partners, and its predecessor Mehta and Isaly, were strategic and financial advisors to us from April 1995 to December 2002. Dr. Mehta was a partner of Mehta and Isaly from July 1989 to December 1997. He was also a part of the strategic planning team of the International Division of Merck. Dr. Mehta obtained his Doctor of Pharmacy from the University of Southern California and his MBA in International Finance and Marketing from UCLA. Dr. Mehta advises investors and senior managers in the pharmaceutical and biotechnology industry. Dr. Mehta became our director in November 1999.

     HERBERT PINEDO, M.D., PH.D., has been a Professor of Medical Oncology since May 1979, and President of the VUMC-Cancer Center-Amsterdam, which now includes the Institute of Drug Development and the Institute of Cancer Screening, since January 2003. Dr. Pinedo's work focuses on translational research, in particular, drug resistance, angiogenesis and immunology. The Cancer Center has a formal collaboration with the John Hopkins Oncology Center, School of Medicine. Dr. Pinedo has received numerous international awards including the prestigious Josef Steiner award. Dr. Pinedo is a member of numerous foundations and boards including the Dutch Cancer Society. He currently serves on the Scientific Advisory Boards of a number of pharmaceutical companies. He is a member of the British Royal Society of Medicine and The Royal Dutch Academy of Science and Arts, where he is Chairman of the Board of the Medical Division. Dr. Pinedo is founder and past director of the New Drug Development Organization-Oncology (NDDO-Oncology) which is located in Amsterdam, The Netherlands. He was the first President of the Federation of European Cancer Societies, and Past President to the European Society of Medical Oncology. Dr. Pinedo is the co-founder of the Annals of Oncology and The Oncologist and is the Co-Editor of Current Opinion in Anticancer Drugs. He serves on numerous editorial boards including Clinical Cancer Research and Journal of Clinical Oncology. Dr. Pinedo has authored more than 600 peer reviewed international publications and more than 120 chapters, invited papers or proceedings. Dr. Pinedo has been decorated by the Netherlands Queen with the prestigious Knight of the order of the Netherlands Lion. Dr. Pinedo was appointed to our Board on June 1, 2004.

     SIR MARK RICHMOND, PH.D., is an emeritus senior fellow of University College, London. From November 1993 to February 1996, Sir Mark served as the Head of Research and Special Assignments, Research Directorate, at Glaxo Research & Development, Ltd. From August 1981 to October 1990, he was the Vice Chancellor of the University of Manchester, and served as the Chairman of the Science and Engineering Research Council, the leading government funded agency supporting academic research in the United Kingdom from October 1990 to November 1993. Sir Mark is a non-executive director of a number of biotechnology companies in the U.S. and Europe, including Genentech, Inc. and Targeted Genetics Corp., which are public companies. He is also a consultant in the biotechnology and pharmaceutical industries. Sir Mark became our director in April 2000.

     JOHN P. WHITE is a partner of Cooper & Dunham LLP, a New York City law firm specializing in patent, trademark and related intellectual property matters, and has been associated with the firm since February 1977. Mr. White is a member of numerous professional organizations, both legal and scientific, and has written and lectured extensively on the subject of legal protection for biotechnology. Mr. White has been our director since May 1985.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED ABOVE.

GENERAL INFORMATION

     Our directors are elected at the annual meeting of stockholders and hold office (subject to the Bylaws) until the next annual meeting of stockholders and until their successors are elected and qualified. With the exception of Dr. Pinedo, each of the nominees named above was elected as our director at the annual meeting of stockholders held on March 17, 2004. Dr. Pinedo was appointed to the Board by the Board of Directors effective June 1, 2004.

Board of Directors Meetings

     The Board of Directors held ten meetings during the last fiscal year. None of our directors attended fewer than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors held during the period he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Executive Committee

     The Board of Directors has an Executive Committee, which currently consists of Messrs. Ingram and White, and Drs. Gee, Goddard, Lovenberg, Mehta, and Richmond. The Executive Committee held no meetings during the last fiscal year. The principal function of the Executive Committee is to exercise all the power and authority of the Board of Directors between meetings of the Board of Directors.

Audit Committee

     We have a separately-designated standing Audit Committee established in accordance with SEC and Nasdaq rules. The Audit Committee of the Board of Directors currently consists of Messrs. Atieh and Browne and Dr. Lovenberg. In the opinion of the Board of Directors, each of the members of the Audit Committee is independent within the meaning of Rule 4200 of The Nasdaq Stock Market, Inc. as currently in effect. The Board of Directors has determined that Mr. Atieh, the Chairman of the Audit Committee, possesses the attributes of an audit committee financial expert under the rules of the SEC and Nasdaq, and has, therefore, designated him as the Audit Committee financial expert. The Audit Committee held eight meetings during the last fiscal year.

     The Board of Directors adopted an Audit Committee charter in June 2000. The Board amended the charter in December 2003 in order to comply with new rules established by the SEC and Nasdaq. The Board adopted additional amendments to the charter in December 2004. A copy of the charter, as amended, of the Audit Committee is currently available to security holders on our website at www.osip.com; in addition, a copy of the charter, as amended, is included as Appendix A to this Proxy Statement.

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities to the stockholders, potential stockholders and investment community by overseeing the integrity of our financial statements, including the financial reporting processes, internal accounting and financial controls. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, the independent registered public accounting firm and our financial management. The Audit Committee has the sole authority to, among other things,
(i) appoint and dismiss our independent registered public accounting firm, and
(ii) approve the amount of fees and other terms of any engagement by us of the independent registered public accounting firm. The Committee's responsibilities include (i) pre-approving all audit and permitted non-audit services to be performed by the independent registered public accounting firm subject to such procedures as established by the Committee, (ii) obtaining and reviewing, at least annually, a report by the independent registered public accounting firm describing the firm's internal quality-control procedures and any material issues raised by the most recent internal quality-control or peer review of the firm, (iii) actively engaging in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, (iv) reviewing and approving policies of hiring employees or former employees of the independent registered public accounting firm and (v) reviewing and approving related party transactions. The Audit Committee also oversees the annual and quarterly financial reporting processes by reviewing annual reports on Form 10-K and quarterly reports on Form 10-Q, and discussing with management earnings press releases. The Audit Committee also has responsibilities with respect to compliance matters such as a review of our Code of Conduct, establishment of procedures regarding complaints of accounting, internal accounting controls, or auditing improprieties and investigations of such complaints.

Nominating Committee

     The Board of Directors has a Nominating Committee, which currently consists of Messrs. Ingram and White and Dr. Mehta. In the opinion of the Board of Directors, each of the members of the Nominating Committee is independent within the meaning of Rule 4200 of The Nasdaq Stock Market, Inc. as currently in effect. A copy of the charter of the Nominating Committee is available to security holders on our website at www.osip.com. The Nominating Committee held two meetings during the last fiscal year of which one of the meetings was attended by all members of the nominating committee and the other meeting was attended by three of the then four members.

     The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider director candidates recommended by our stockholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Secretary at least 45 days prior to the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders, or, if we did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of our common stock which are beneficially owned by each such nominee.

     In connection with the adoption of the Nominating Committee Charter, our Board of Directors established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating Committee may consider a variety of other qualities and skills, including (i) expertise in oncological research, development and/or commercialization, (ii) the ability to exercise independent decision-making,
(iii) the absence of conflicts of interest, (iv) diversity of gender, ethnic background, country of citizenship and experience, and (v) the ability to work effectively with other directors in collectively serving the long-term interests of all stockholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and our charter and bylaws.

     The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating Committee will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. If not, contact would be initiated by a search firm. To the extent feasible, all of the members of the Nominating Committee and the CEO will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Nominating Committee for final evaluation. The Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

Compensation Committee

     The Board of Directors has a Compensation Committee, which currently consists of Mr. Ingram and Drs. Lovenberg, Mehta and Richmond. In the opinion of the Board of Directors, each of the members of the Compensation Committee is independent within the meaning of Rule 4200 of The Nasdaq Stock Market, Inc. as currently in effect. The Compensation Committee held two meetings during the last fiscal year.

     The Board of Directors has adopted a Compensation Committee Charter. A copy of the charter is currently available to security holders on our website at www.osip.com. Under the charter, the Compensation Committee is authorized to exercise all power and authority of the Board of Directors with respect to the compensation of our employees. The Compensation Committee also administers our stock and other incentive equity plans.

Security Holder Communications with the Board of Directors

     We have established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary at 58 South Service Road, Melville, NY 11747. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Security Holder-Board Communication" or "Security Holder-Director Communication." All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is "confidential." The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Attendance of Directors at Annual Meetings

     All members of the Board of Directors are strongly encouraged, but not required, to attend our annual meetings of stockholders. At our 2004 Annual Meeting of Stockholders, ten of the eleven directors then in office were in attendance.

                             OUR EXECUTIVE OFFICERS

     The names and ages of our executive officers and their positions with us as of December 31, 2004 are as follows:

                    NAME                      AGE                      POSITION(S)
                    ----                      ---                      -----------
Colin Goddard, Ph.D. .......................  45    Chief Executive Officer since October 1998;
                                                    Chairman of the Board from August 2000 to January
                                                    2003; President from September 1997 to September
                                                    2000; Executive Vice President and Chief Operating
                                                    Officer from September 1996 to September 1997;
                                                    Vice President, Research Operations from April
                                                    1995 to September 1996; Vice President, Research
                                                    Operations, Pharmaceutical Division from December
                                                    1993 to April 1995; Director, Pharmaceutical
                                                    Operations from April 1993 to December 1993;
                                                    Director, Drug Discovery from April 1992 to April
                                                    1993; Program Manager, Drug Discovery from April
                                                    1991 to April 1992; Staff Scientist from January
                                                    1989 to March 1991.

Gabriel Leung...............................  42    Executive Vice President and President, Oncology
                                                    Business since May 2003.

Nicole Onetto, M.D. ........................  52    Executive Vice President and Chief Medical Officer
                                                    since May 2003; Executive Vice President, Oncology
                                                    from January 2002 to April 2003.

Robert L. Van Nostrand......................  47    Vice President and Chief Financial Officer since
                                                    December 1996; Vice President, Finance and
                                                    Administration from May 1990 to November 1996;
                                                    Treasurer since March 1992; Secretary from March
                                                    1995 to January 2004; Controller and Chief
                                                    Accounting Officer from September 1986 to May
                                                    1990.

Anker Lundemose, M.D., Ph.D., D.Sc. ........  43    Chief Executive Officer of Prosidion Limited, our
                                                    majority-owned subsidiary, since February 2003.

Neil Gibson, Ph.D. .........................  48    Vice President, Research since October 2002; Vice
                                                    President, U.S. Research from August 2001 to
                                                    October 2002; Senior Director, Cancer Discovery
                                                    from January 2001 to August 2001.

Robert L. Simon.............................  60    Vice President, Global Regulatory Affairs and CMC
                                                    since January 2002.

Barbara A. Wood, Esq. ......................  42    Vice President and General Counsel since April
                                                    2001; Secretary since January 2004.

     Set forth below is a biographical description of each executive officer based on information supplied by such executive officer:

     COLIN GODDARD, PH.D., see "Election of Directors."

     GABRIEL LEUNG was appointed our Executive Vice President and President, Oncology Business in May 2003. Prior to joining us, Mr. Leung was Group Vice President of Global Prescription Business at Pharmacia Corporation from February 1999 to May 2003 and was a member of the CEO's Operating Committee from May 2001 to April 2003. He headed Pharmacia's Global Oncology Franchise where his responsibilities included medical affairs, marketing and sales worldwide in over 80 countries. Mr. Leung also co-chaired the Oncology Development Committee, which oversaw all oncology R&D projects and portfolio strategies. Prior to his employment with Pharmacia, Mr. Leung was at Bristol-Myers Squibb Company where he led the growth of Taxol(R) and Paraplatin(R) into the then first and second chemotherapeutic agents in the United States. Mr. Leung is a pharmacist and trained at the University of Texas at Austin where he earned his B.S. degree with High Honors. He attended graduate school at the University of Wisconsin-Madison where he earned his M.S. degree in Pharmacy, with concentration in pharmaceutical marketing. Mr. Leung is an active member of C-Change, a national initiative chaired by former U.S. President George H. Bush and Mrs. Barbara Bush with the goal of reducing cancer mortality and incidence in the United States. Under this initiative, Mr. Leung co-chairs a special task force to design a new R&D paradigm to help expedite oncology drug discovery and development.

     NICOLE ONETTO, M.D., was appointed our Executive Vice President and Chief Medical Officer in May 2003. She served as our Executive Vice President, Oncology from January 2002 to April 2003. Dr. Onetto served approximately two years with Gilead Sciences, Inc., as Senior Vice President Medical Affairs from November 2000 to December 2001 and as Vice President Medical Affairs from July 1999 to November 2000. Prior to the merger of Gilead and NeXstar Pharmaceuticals, Inc., Dr. Onetto was Vice President Medical Affairs for NeXstar. At NeXstar, she was responsible for the strategy/implementation and coordination of all clinical trials worldwide bringing many potential products into development. From January 1995 to May 1997, she served as Senior Director Medical Affairs for the European oncology division of Bristol Myers Squibb. During her European assignment at Bristol Myers Squibb, she was responsible for the coordination of all European clinical trials from Phase I to Phase IV for all oncology products developed and marketed by Bristol Myers Squibb. From July 1991 to January 1995, Dr. Onetto was Director, Clinical Cancer Research for Bristol Myers Squibb based in the United States, and she was the International Project Leader for Taxol(R). She was responsible for the filing of the initial new drug application ("NDA") for Taxol(R) and several supplemental NDAs. Before this appointment, she held positions at Immunex Research and Development Corp. and Hoechst Canada, Inc. Dr. Onetto studied at the University of Paris where she received her Bachelor's degree. She holds a Doctorate in medicine and is qualified in pediatrics and hematology oncology and has a Master of Science from the University of Montreal.

     ROBERT L. VAN NOSTRAND was appointed our Vice President and Chief Financial Officer in December 1996, having previously served as our Vice President, Finance and Administration. Mr. Van Nostrand has served as our Treasurer since March 1992 and our Secretary from March 1995 to January 2004. Mr. Van Nostrand joined us as our Controller and Chief Accounting Officer in September 1986. Mr. Van Nostrand currently serves as a board member of the New York Biotechnology Association. Prior to joining us, Mr. Van Nostrand was in a managerial position with the accounting firm of Touche Ross & Co. (now Deloitte & Touche). Mr. Van Nostrand holds a B.S. degree in Accounting from Long Island University, New York, and he completed advanced management studies at the Wharton School, Philadelphia, Pennsylvania. He is a Certified Public Accountant.

     ANKER LUNDEMOSE, M.D., PH.D., D.SC. (MEDICINE) has been the Chief Executive Officer of Prosidion since the company became operational in February 2003. Dr. Lundemose is co-founder of several companies including Prosidion and Symphogen A/S. He has broad and extensive experience within medical sciences and business obtained from his positions held in both academia and the biotechnology and pharmaceutical industries. Previous positions include Chief Executive Officer of Pantheco A/S from December 1998 to January 2003; Associate Director, Business Development, Novo Nordisk from October 1997 to November 1998; Manager, Business Development, Novo Nordisk from January 1996 to September 1997; and Head of Diabetes Biology, Novo Nordisk from June 1994 to December 1995. He received an M.D. in 1988 from the University of Aarhus, Denmark and from 1988 to 1992, under sponsorship from the Wellcome Trust, studied a Post Doctorate at University of Birmingham, England. He obtained a Ph.D. degree (Molecular Microbiology) in 1990 and a Doctor of Science degree in 1994, both from the University of Aarhus, Denmark. Dr. Lundemose holds a Diploma in "Management of Drug and Device Development" from Scandinavian International Management Institute. He is also a member of the board of directors in Symphogen A/S.

     NEIL GIBSON, PH.D., was appointed our Vice President, Research in October 2002. Prior to this, Dr. Gibson served as our Vice President of U.S. Research from August 2001 to October 2002, and as Senior Director of Cancer Discovery from January 2001 to August 2001. Prior to joining us, Dr. Gibson served as Director of Cancer Research at Bayer Corporation in West Haven, Connecticut from May 1997 until January

2001. Prior to May 1997, Dr. Gibson served as a Senior Research Investigator in Pfizer Inc.'s cancer discovery group. Dr. Gibson enjoyed a successful academic career in cancer research, holding various positions at the University of Southern California, the AMC Cancer Research Center in Denver, Colorado, Fox Chase Cancer Center in Philadelphia, Pennsylvania and the National Cancer Institute in Bethesda, Maryland. Dr. Gibson has served on the National Cancer Institute's Experimental Therapeutics Study Section and has been actively involved with the American Association of Cancer Research. Dr. Gibson received his Ph.D. in cancer pharmacology from the University of Aston in Birmingham, U.K.

     ROBERT L. SIMON was appointed our Vice President of Global Regulatory Affairs and CMC in January 2002. Mr. Simon served with Gilead as Vice President Global Regulatory Affairs from July 2000 to December 2001. Mr. Simon served as Vice President Worldwide Regulatory Affairs at Bristol Myers Squibb from November 1997 to July 2000. At Bristol Myers Squibb, he was responsible for all CMC regulatory activities worldwide for both marketed products and new drug registration. From January 1987 to October 1997, Mr. Simon held various other regulatory affairs positions at Bristol Myers Squibb. He was responsible for the filings of numerous U.S. investigational new drugs, NDAs and supplemental new drug applications, as well as a variety of international dossiers. During his career in regulatory affairs, he was instrumental in the creation of an electronic CMC dossier system capable of providing the CMC sections of worldwide registrational dossiers simultaneously. In addition, he successfully negotiated the approval of the CMC section of the only NDA that required an environmental impact statement. Among other achievements, Mr. Simon established, with the aid of the Food and Drug Administration, an efficient procedure for communication to help expedite the review and approval of the CMC sections of NDAs that are the subject of important new therapies. Mr. Simon holds a B.S. degree in Chemistry from California State University and has had Executive Management training from the Levinson Institute. He also helped co-found the Regulatory Sciences Section of the American Association of Pharmaceuticals Scientists.

     BARBARA A. WOOD, ESQ., was appointed our Vice President and General Counsel in April 2001 and our Secretary in January 2004. Prior to joining us, Ms. Wood was a partner at Squadron, Ellenoff, Plesent and Sheinfeld, LLP, a New York law firm which is now part of Hogan & Hartson, LLP, where she commenced her legal career in September 1987. While at Squadron, Ms. Wood specialized in mergers and acquisitions, licensing and securities law matters. She holds a B.A. degree in classics and economics from Connecticut College and a law degree from Columbia Law School where she was a Harlan Fiske Stone Scholar.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth a summary of all compensation paid or accrued by us for services rendered for the last three completed fiscal years to the chief executive officer and the other executive officers (including the named executive officers) serving as such at September 30, 2004:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                       ANNUAL COMPENSATION           COMPENSATION
                                                ----------------------------------   ------------
                                                                         OTHER        SECURITIES
                                       FISCAL                            ANNUAL       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY    BONUS(A)   COMPENSATION    OPTIONS(#)    COMPENSATION(B)
---------------------------            ------   --------   --------   ------------   ------------   ---------------
Colin Goddard, Ph.D.(c)..............   2004    $547,192   $400,000(d)         --       50,000         $  6,177
  Chief Executive Officer               2003     528,692    250,000           --        60,700            6,000
                                        2002     500,000    125,000(d)         --       51,430            5,500

Gabriel Leung(e).....................   2004    $360,688   $145,000     $ 92,528        26,200         $  6,165
  Executive Vice President and          2003     118,461    105,000      186,251       182,800               --
  President, Oncology Business          2002          --         --           --            --               --

Nicole Onetto, M.D.(f)...............   2004    $360,711   $150,000                     23,700         $  5,078
  Executive Vice President and          2003     348,634    105,000           --        82,800            5,115
  Chief Medical Officer                 2002     242,288    875,100           --       178,710            5,500

Anker Lundemose, M.D., Ph.D,
  D.Sc.(g)...........................   2004    $274,528   $286,340(h)   $  3,976       15,200         $  9,064
  Chief Executive Officer of            2003    $167,440         --           --            --               --
  Prosidion Limited                     2002          --         --           --            --               --

Robert L. Van Nostrand...............   2004    $251,499   $135,000           --        17,100         $  6,704
  Vice President and Chief              2003     216,009     80,000           --        20,800            5,545
  Financial Officer                     2002     192,500     60,000           --        16,800            5,611

Neil Gibson, Ph.D.(i)................   2004    $239,107   $ 90,000           --        14,800         $  4,782
  Vice President, Research              2003     212,071     71,000           --        34,200            4,241
                                        2002     193,452     38,000           --        20,000            3,869

Robert Simon(j)......................   2004    $277,305   $100,000           --        17,200         $  5,047
  Vice President, Global                2003     264,960     71,000           --        23,600            6,581
  Regulatory Affairs & CMC              2002     188,297    185,750           --        70,800            3,766

Barbara A. Wood, Esq. ...............   2004    $274,819   $ 90,000           --        17,000         $  6,225
  Vice President and                    2003     264,140     67,000           --        23,500            6,132
  General Counsel                       2002     256,250     47,000           --        20,760            7,215

---------------
(a) Bonuses are paid subsequent to the end of the fiscal year except as otherwise noted.

(b) Represents our contributions to the "401(k) Savings and Investment Plan" except with respect to Dr. Lundemose, which represents our contributions to the UK pension plan.

(c) Dr. Goddard served as Chairman of the Board from August 18, 2000 to January 1, 2003.

(d)  Represents year-end bonus of which half was paid in our common stock.

(e) Mr. Leung was hired on May 21, 2003. Upon employment, he received an option for 150,000 shares. In addition, Mr. Leung received relocation costs of $92,528 in fiscal 2004 and $186,251 in fiscal 2003.

(f) Dr. Onetto was hired on January 2, 2002. Upon employment, she received an option for 150,000 shares and a sign-on-bonus of $775,100 of which $450,100 was paid in our common stock. In addition, upon her promotion to Chief Medical Officer in May 2003, she received an option for 50,000 shares.

(g) Dr. Lundemose joined Prosidion on February 1, 2003. During fiscal 2004, he received relocation costs of $3,976.

(h) During fiscal 2004, Dr. Lundemose's bonus included $171,512 related to the identification and successful acquisition of certain assets from Probiodrug AG.

(i) Upon Dr. Gibson's promotion to Vice President of Research in October 2002, he received an option for 15,000 shares.

(j) Mr. Simon was hired on January 2, 2002. Upon employment, he received an option for 50,000 shares and a sign-on-bonus of $125,750.

STOCK OPTION GRANTS

     The following table sets forth grants of stock options made during the fiscal year ended September 30, 2004, to each of the executive officers (including the named executive officers):

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                             -------------------------------------------------    POTENTIAL REALIZED VALUE AT
                                           % OF TOTAL                               ASSUMED ANNUAL RATES OF
                                            OPTIONS                              STOCK PRICE APPRECIATION FOR
                                           GRANTED TO                                     OPTION TERM
                              OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   -----------------------------
NAME                         GRANTED(A)   FISCAL YEAR     PRICE        DATE           5%              10%
----                         ----------   ------------   --------   ----------   -------------   -------------
Colin Goddard, Ph.D. ......    50,000         4.70%       $67.63     6/16/14      $2,126,607      $5,389,240
Gabriel Leung..............    26,200         2.46%       $67.63     6/16/14      $1,114,342      $2,823,962
Nicole Onetto, M.D. .......    23,700         2.23%       $67.63     6/16/14      $1,008,012      $2,554,500
Robert L. Van Nostrand.....    17,100         1.61%       $67.63     6/16/14      $  727,300      $1,843,120
Anker Lundemose, M.D.,
  Ph.D, D.Sc. .............    15,200         1.43%       $35.10     2/10/14      $  335,528      $  850,293
Neil Gibson, Ph.D. ........    14,800         1.39%       $67.63     6/16/14      $  629,476      $1,595,215
Robert Simon...............    17,200         1.62%       $67.63     6/16/14      $  731,553      $1,853,899
Barbara A. Wood, Esq. .....    17,000         1.60%       $67.63     6/16/14      $  723,046      $1,832,342

---------------
(a) The options vest one-third one year from the date of grant and the remainder pro-rata monthly over the ensuing 24 months.

EXERCISE OF OPTIONS

     The following table sets forth (i) certain information relating to options exercised by the executive officers (including the named executive officers) during the fiscal year ended September 30, 2004, and (ii) the total number of unexercised options at September 30, 2004 and the total value of unexercised in-the-money options at September 30, 2004, for the executive officers (including the named executive officers):

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES
                           AGGREGATED OPTION EXERCISES        UNDERLYING
                             DURING FISCAL YEAR 2004     UNEXERCISED OPTIONS      VALUE OF UNEXERCISED
                           ---------------------------      AT FISCAL YEAR        IN-THE-MONEY OPTIONS
                              SHARES                            END(#)           AT FISCAL YEAR END(B)
                             ACQUIRED        VALUE       --------------------   ------------------------
NAME                       ON EXERCISE    REALIZED(A)     VESTED    UNVESTED      VESTED       UNVESTED
----                       ------------   ------------   --------   ---------   -----------   ----------
Colin Goddard, Ph.D. ....     74,000       $3,272,940    367,984      95,146    $15,064,873   $1,491,862
Gabriel Leung............     62,700       $2,121,219     22,712     123,588    $   753,763   $3,537,206
Nicole Onetto, M.D. .....     76,040       $2,967,749    120,605      88,565    $ 2,035,494   $1,872,936
Robert L. Van Nostrand...     31,095       $1,322,668     63,122      32,383    $ 2,344,773   $  503,754
Anker Lundemose, M.D.,
  Ph.D., D.Sc. ..........         --               --         --      15,200             --   $  400,672
Neil Gibson, Ph.D. ......     13,500       $  255,869     43,933      34,901    $   810,101   $  734,468
Robert Simon.............         --               --     72,508      39,092    $ 1,722,069   $  655,551
Barbara A. Wood, Esq. ...     18,000       $  721,256     46,597      34,663    $ 1,231,162   $  584,955

---------------
(a) Based on the market price of our common stock on the date of exercise less the grant price of the underlying option.

(b) Based on the closing sale price of our common stock of $61.46 per share, as reported on the Nasdaq National Market on September 30, 2004, less the grant price of the underlying option.

COMPENSATION OF DIRECTORS

  Annual Retainer Fee

     Drs. Gee, Granner, Lovenberg, Mehta and Richmond and Messrs. Atieh, Browne, Ingram and White (comprising our non-employee directors) are the only current directors compensated for attendance at Board of Directors' meetings. Effective January 1, 2003, each non-employee director is paid an annual retainer fee of $50,000. The Chairman of the Board and the Chairman of the Audit Committee are paid an additional annual retainer fee of $100,000 and $40,000, respectively, in recognition of their increased responsibility and service. Each other member of the Audit Committee is paid an additional annual retainer fee of $25,000, and each non-employee director who serves as a member of any other Board committee (but is not a member of the Audit Committee) is paid an additional annual retainer fee of $12,500.

     Fifty-percent of the annual retainer fee earned by each non-employee director is payable in equal monthly installments, either in cash or at the election of the director, in restricted stock under the terms of the Stock Purchase Plan for Non-Employee Directors (the "Stock Purchase Plan"). The remaining fifty-percent of the director's annual retainer is provided to the director in the form of a restricted stock award granted under the Stock Purchase Plan. Restricted stock awards are made as of each annual stockholder meeting at which directors are elected beginning with the meeting that occurred on March 19, 2003 or upon a director's initial election to the Board. Annual restricted stock awards vest in monthly installments over the one-year term for which the award is made. In the event a director's membership on the Board terminates prior to the end of such term, any unvested portion of the director's restricted stock award is forfeited. Shares of restricted stock awarded annually may not be sold or transferred by the director until the first anniversary of the date of grant.

  Formula Option Grants

     Pursuant to our Plan, each non-employee director is entitled to an automatic, formula-based grant of non-qualified stock options for shares of our common stock. Each non-employee director receives an initial grant of options upon his or her initial election to the Board. Each individual who becomes a director on or after January 1, 2003 receives an initial option to purchase 50,000 shares of common stock upon his or her initial election to the Board. Individuals who became a director after June 30, 2001 but prior to January 1, 2003, received an initial option to purchase 30,000 shares of common stock. The Chairman of the Board receives an additional option to purchase 50,000 shares of common stock upon initial election as Chairman.

     In addition to initial option awards, the Plan provides for the annual grant of non-qualified options to non-employee directors. Individuals who first became directors prior to June 13, 2001 receive annual option awards as follows:

                        SCHEDULE OF ANNUAL OPTION AWARDS

NUMBER OF SHARES
UNDERLYING ANNUAL
OPTION AWARDS                            TIMING OF AWARDS
-----------------                        ----------------
20,000...........  On the date of the Non-Employee Director's reelection to a third one-year term;
20,000...........  On the date of the Non-Employee Director's reelection to a fourth one-year term;
15,000...........  On the date of the Non-Employee Director's reelection to a fifth one-year term;
15,000...........  On the date of the Non-Employee Director's reelection to a sixth one-year term;
10,000...........  On the date of the Non-Employee Director's reelection to a seventh one-year term;
10,000...........  On the date of the Non-Employee Director's reelection to an eighth one-year term;
10,000...........  On the date of the Non-Employee Director's reelection to a ninth one-year term; and
7,500............  On the date of the Non-Employee Director's reelection to each one-year term thereafter.

     Individuals who first become non-employee directors after June 13, 2001 receive an annual option award to purchase 7,500 shares of common stock upon each reelection for a one-year Board term.

     Initial option awards granted prior to January 1, 2003 vested one-half immediately upon grant and one-half upon the director's re-election to the Board for a second consecutive term. All initial option awards granted on and after January 1, 2003 and all annual option awards vest one-third upon the first anniversary of its date of grant, with the remainder vesting ratably on a monthly basis over the succeeding 24 months. The exercise price of all option awards is equal to 100% of the fair market value of the common stock on the date of grant. All option awards expire on the tenth anniversary of their respective grant dates, subject to the sooner expiration upon the occurrence of certain events set forth under the terms of the Plan.

  Other Payments

     Dr. Gee was paid $63,554 by us in the last fiscal year for services rendered as a general business consultant. Dr. Granner was paid $75,000 by our majority-owned subsidiary, Prosidion, in the last fiscal year for services rendered as Chairman of Prosidion's Scientific Advisory Board and for consulting services to Prosidion.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

  Colin Goddard, Ph.D.

     We entered into an employment agreement, dated as of April 30, 1998, with Colin Goddard, Ph.D. The agreement has a fixed term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary, plus such other amounts, if any, as the Board may from time to time determine. In addition, Dr. Goddard is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to our executive employees. The agreement prohibits Dr. Goddard from competing with or becoming engaged in the same business as OSI during the term of employment plus two years thereafter. The agreement also provides Dr. Goddard with severance benefits in the event we terminate his employment other than for cause or due to Dr. Goddard's death or disability. We will be obligated to continue Dr. Goddard's salary for the twelve months immediately following the effective date of termination, unless such termination is for cause or due to death or disability. In the event Dr. Goddard terminates his employment due to a change in control of OSI or in the event his title, responsibilities or salary are reduced, Dr. Goddard will be entitled to full payment of his salary for the remaining term of his agreement. However, such payment will not be less than nine months salary and all outstanding stock options granted to him will become fully vested.

  Gabriel Leung

     On May 16, 2003, we entered into an employment agreement with Gabriel Leung. The agreement has a fixed term of three years but provides for automatic extensions for additional one-year terms. The agreement provides for a minimum base salary of $350,000, plus such other amounts, if any, as the Board may from time to time determine. In addition, Mr. Leung is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to our executive employees. Mr. Leung is also entitled to relocation expenses. The agreement prohibits Mr. Leung from becoming engaged in any activity in which confidential information obtained during the course of his employment would by necessity be disclosed as well as prohibits him from soliciting any customers, prospective or otherwise, or our employees. The agreement also provides Mr. Leung with severance benefits in the event that we terminate his employment other than for cause or due to Mr. Leung's death or disability, or a change in control of OSI. We will be obligated to continue Mr. Leung's salary and certain health benefits for the twelve months immediately following the effective date of termination and a pro-rata bonus, unless such termination is for cause or due to death or disability. In the event Mr. Leung's termination is due to death or disability, he will be entitled to an amount equal to the pro-rata bonus he would have been entitled to receive for the fiscal year in which the termination occurs.

  Nicole Onetto, M.D.

     On December 21, 2001, we entered into an "at-will" letter agreement with Nicole Onetto, M.D. with respect to her employment with us. The letter agreement provides for an annual base salary of $330,000. In addition, Dr. Onetto is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to our executive employees. The letter agreement prohibits Dr. Onetto from competing with or becoming engaged in the same business as OSI during the term of employment plus two years thereafter. The letter agreement also provides Dr. Onetto with severance benefits in the event that we terminate her employment other than for cause. We will be obligated to continue Dr. Onetto's salary for the twelve months immediately following the effective date of termination, unless such termination is for cause. The letter agreement also provides that in the event that we are sold or merged with another company resulting in a change of control and Dr. Onetto voluntarily terminates her employment for good reason (as defined in the agreement) within six months after the change in control, Dr. Onetto would be entitled to receive from the controlling company her initial annual salary upon employment for a period of twelve months. In addition, all outstanding stock options granted to her will become fully vested.

  Anker Lundemose, M.D., Ph.D, D.Sc

     On May 1, 2004, Prosidion, our majority-owned subsidiary, entered into an employment agreement with Anker Lundemose, M.D., Ph.D., D.Sc. The agreement provides for an annual salary of L150,000 which was raised to L175,000 in December 2004. In addition, Dr. Lundemose is entitled to receive other benefits, including annual pension contributions in an amount equal to 10% of his salary, a car allowance and an annual bonus in an amount determined by Prosidion. He is also entitled to reimbursement of certain relocation costs. Dr. Lundemose is subject to certain non-solicitation restrictive covenants under the agreement together with customary confidential information and intellectual property right provisions. In the event of a change in control of Prosidion, when we no longer hold the majority of shares of Prosidion, the vesting of Dr. Lundemose's unvested Prosidion options will be accelerated. Dr. Lundemose may terminate his employment with Prosidion upon rendering three months' written notice. Prosidion may terminate Dr. Lundemose's employment upon rendering six months' written notice. In the event that Prosidion terminates his employment, Dr. Lundemose will be entitled to six months' severance pay in cash.

  Robert L. Simon

     On December 21, 2001, we entered into an "at-will" letter agreement with Robert L. Simon with respect to his employment with us. The letter agreement provides for a minimum base salary of $257,145. In addition, Mr. Simon is eligible for incentive bonus compensation and is entitled to receive other customary fringe benefits generally available to our executive employees. The letter agreement prohibits Mr. Simon from competing with or becoming engaged in the same business as OSI during the term of employment plus two years thereafter. The letter agreement also provides Mr. Simon with severance benefits in the event we terminate his employment other than for cause. We will be obligated to continue Mr. Simon's salary for the twelve months immediately following the effective date of termination, unless such termination is for cause. The letter agreement also provides that in the event that we are sold or merged with another company resulting in a change of control and Mr. Simon voluntarily terminates his employment for good reason (as defined in the agreement) within six months after the change in control, Mr. Simon would be entitled to receive from the controlling company his initial annual salary upon employment for a period of twelve months.

  Barbara A. Wood, Esq.

     We entered into a change of control agreement, dated as of October 4, 2001, with Barbara A. Wood, Esq. The agreement provides that in the event that we are sold or merged with another company resulting in a change of control and Ms. Wood's employment is terminated (i) by the successor company other than for cause or (ii) by Ms. Wood with good reason (as defined in the agreement) within six months after the change in control, Ms. Wood will receive certain benefits. The benefits Ms. Wood will receive are: (a) a lump sum severance payment equal to her annual salary for a period of twelve months, (b) all unpaid accrued vacation through the date of termination and (c) health benefits substantially similar to those she received immediately prior to the change of control for herself and her dependents for up to one year after the change of control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During our fiscal year ended September 30, 2004, the Compensation Committee consisted of Drs. Gee, Lovenberg and Richmond and Messrs. French and Ingram from October 1, 2003 until March 17, 2004 and Mr. Ingram and Drs. Mehta, Lovenberg, Mehta and Richmond from March 17, 2004 until September 30, 2004. Mr. French retired as a director as of the date of our 2004 Annual Meeting. Dr. Gee served as our executive officer from 1987 through 1990. Dr. Lovenberg was Chief Executive Officer, and has been a director, of Helicon, a company with which we entered into certain licensing agreements and in which we have an ownership interest. For further discussion of Dr. Lovenberg's related transactions, see the section of this Proxy Statement entitled "Certain Relationships and Related Transactions."

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of Messrs. Atieh and Browne and Dr. Lovenberg. The Audit Committee (the "Committee") operates pursuant to a charter approved and adopted by the Board of Directors. The charter is available on the Corporation's website at www.osip.com and is included as Appendix A to this Proxy Statement. As more fully described in the charter, the primary purpose of the Committee is to assist the Board of Directors in its oversight of the integrity of the Corporation's financial statements and financial reporting process, the system of internal controls, the audit process, and the performance, qualification and independence of the Corporation's independent registered public accounting firm.

     The Committee has prepared the following report on its activities with respect to the Corporation's audited consolidated financial statements for the fiscal year ended September 30, 2004.

     Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, the maintenance of appropriate accounting and financial reporting practices and policies, as well as internal controls and procedures designed to provide reasonable assurance that the Corporation is in compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards prescribed by the Public Company Accounting Oversight Board. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Corporation's management, the independent registered public accounting firm and other advisors.

     The Committee held eight meetings during fiscal 2004, including meetings with management and the Corporation's independent registered public accounting firm at which the Corporation's quarterly financial statements were reviewed in advance of their public release. Periodically during its meetings, the Audit Committee met in executive sessions (i.e., without management present) with representatives of the Corporation's independent auditor, and also met in separate executive sessions with the Corporation's Chief Financial Officer and General Counsel.

     The Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended September 30, 2004. The Committee has also discussed with KPMG LLP, the Corporation's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

     The Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, which requires independent registered public accounting firms to communicate to the Committee, in writing, at least annually, all relationships between the independent registered public accounting firm and the Corporation that, in the independent registered public accounting firm's professional judgment, may reasonably be thought to bear on its independence. The Committee discussed KPMG LLP's independence with representatives of KPMG LLP, and the Committee accepted KPMG LLP's report on this matter.

     Based on the reviews and discussions referenced above, the Committee recommended to the Corporation's Board of Directors, and the Board approved, that the audited consolidated financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.

                                          Michael Atieh, Chairman of the Audit
                                          Committee
                                          G. Morgan Browne
                                          Walter M. Lovenberg, Ph.D.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Corporation's Board of Directors currently consists of Mr. Ingram and Drs. Lovenberg, Mehta and Richmond, all of whom are independent directors as defined under Nasdaq and SEC rules. It is a part of the responsibility of the Corporation's Compensation Committee (the "Committee") to exercise the power and authority of the Board of Directors with respect to the compensation of employees and to administer the Corporation's stock incentive plans. Consequently, it is the Committee's responsibility to review compensation levels of members of management and to evaluate the performance of management. The Committee operates under a written charter adopted by the Board of Directors on January 23, 2004.

Executive Compensation Philosophy

     The Committee's general philosophy with respect to the Corporation's executive officers, including the CEO, is that compensation be sufficient to attract, motivate and retain executives of outstanding ability and potential, that the level of compensation relate to both the Corporation's and the executive officer's annual performance, and that the compensation be aligned with the stockholders' interests. The elements of the executive compensation package are base salary, an annual performance-based cash bonus and equity based incentive compensation, such as stock options. Much of an executive officer's compensation is "at risk" in the form of bonus and stock option compensation with target levels established by the Committee for each position relative to total cash compensation following a thorough review of industry practices.

     The Committee annually evaluates the performance, and determines the compensation of, the Corporation's executives based on individual performance and the achievement of the Corporation's corporate goals. In evaluating the reasonableness of compensation paid to the Corporation's executive officers, the Committee takes into account how compensation compares to compensation paid by competing companies. In making this determination, the Committee has relied in part on independent surveys of compensation of management of companies in the biotechnology and pharmaceutical areas.

Base Salary

     The Committee reviews the history of, and proposals for, the compensation of each of the Corporation's executive officers. The Committee believes that the base salaries are appropriate as base compensation to compensate the Corporation's executive officers for the functions they perform and the responsibilities they have. Base salaries are reviewed annually and may be increased or decreased by the Committee based upon certain factors which include: (1) individual performance; (2) the functions performed by the executive officer; and (3) changes in the compensation peer group in which the Corporation competes for executive talent.

Bonuses

     The Committee's policy of awarding annual bonuses is designed to specifically relate executive pay to the company and individual performance. Annual bonuses provide financial reward for the achievement of substantive individual and company objectives and performance. For purposes of compensation decisions, the Committee measured the Corporation's performance and that of each executive officer in fiscal year 2004 against goals established by the Committee under the Corporation's Annual Business Plan prior to the start of the fiscal year. Based on individual performance and contributions, the Committee awarded the respective executive officers discretionary bonuses that fell within ranges established by the Committee prior to the start of the fiscal year.

Stock Option Grants

     Stock options provide an incentive to improve the Corporation's performance and an incentive to remain employed by the Corporation. Stock options directly link a portion of an employee's compensation to stockholders' interests by providing an incentive to maximize stockholder value. OSI's stock option programs are broad-based, and all of its full-time employees received stock option grants in 2004.

     Annual stock option grants for executives are a key element of the executive officer's total compensation. In awarding stock options, the Committee considers an analysis of stock option awards granted by a peer group of biotechnology companies based on publicly available information. The Committee also takes into account the responsibility of each officer and the existing stock options already held by such officer. In 2004, management recommended stock option grants for the executive officers based upon the foregoing criteria, and the Committee reviewed and approved the grants.

Chief Executive Officer Compensation

     The base salary of Colin Goddard, Ph.D., Chief Executive Officer of the Corporation, for fiscal year 2004 was based on his rights under an employment agreement with the Corporation dated April 30, 1998 (the "Employment Agreement"). The Employment Agreement established a minimum base annual salary based on negotiations between the Board of Directors and Dr. Goddard in connection with his becoming an executive officer of the Corporation. The amount was last raised on January 1, 2005 to $600,000 in recognition of the performance of both the Corporation and Dr. Goddard and in order to be competitive with salaries being paid to other chief executive officers of similar companies.

     Under the Employment Agreement, Dr. Goddard is eligible for incentive bonus compensation at the discretion of the Board of Directors. Because the Corporation is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in the evaluation of Dr. Goddard's performance. For fiscal year 2004, the Committee awarded Dr. Goddard a bonus of $400,000, of which half was paid in OSI common stock. Dr. Goddard's bonus was in recognition of the achievements of the Corporation in meeting its principal strategic objectives for the year. These achievements included: (1) the Corporation's flagship product Tarceva(TM) demonstrating the ability to improve survival in large, randomized, Phase III studies for advanced lung cancer and pancreatic cancer, two of the most difficult tumors to treat; (2) the successful registration and approval of our new drug application for monotherapy Tarceva(TM) use in the treatment of non-small cell lung cancer patients who have failed at least one prior chemotherapy regimen following the fastest full drug approval ever by the FDA;
(3) amending the co-development and marketing agreement with Genentech, allowing the Corporation to field at least 25% of the combined U.S. Tarceva(TM) sales force and the resulting successful expansion of the Corporation's sales force in contemplation of the launch of Tarceva(TM); (4) successfully establishing and managing the supply chain for Tarceva(TM) allowing the launch of the product within two business days of FDA approval; (5) achieving $34.3 million in sales commissions from Novantrone(R) (versus the original goal of $30 million for the year); (6) successfully strengthening the Corporation's balance sheet through the redemption of our 4% senior convertible subordinated notes, which reduced our long-term debt by $160.0 million and the successful completion of a major follow-on offering of our common stock raising gross proceeds of $445.1 million, the largest equity financing in the global biotech sector since 2000; (7) the continued expansion of Prosidion, the Corporation's majority-owned subsidiary, into the second disease area of diabetes and obesity, which included the successful acquisition of PSN9301 and the associated intellectual property estate; and (8) the successful consolidation of the Corporation's U.K. oncology operations into the U.S. operations.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our five most highly compensated executive officers. Under Section 162(m), the Corporation generally may deduct compensation paid to such an officer only to the extent that it does not exceed $1 million during any calendar year or is "performance-based" as defined in Section 162(m). Compensation related to the exercise of stock options issued to executive officers under the Corporation's Amended and Restated Stock Incentive Plan qualifies as "performance-based" under
Section 162(m) and generally is deductible by the Corporation. In general, it is the policy of the Compensation Committee to structure executive compensation to qualify for deductibility under Section 162(m) whenever, in the judgment of the Compensation Committee, the Corporation's best interests and the Corporation's stockholders are so served.

                                          Robert A. Ingram, Chairman
                                            of the Compensation Committee
                                          Walter M. Lovenberg, Ph.D.
                                          Viren Mehta
                                          Sir Mark Richmond, Ph.D.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph presents a five-year cumulative total return of our common stock with the cumulative total return of the Nasdaq Pharmaceutical Index ("Nasdaq Peer Index") and the Nasdaq National Market Index ("Nasdaq Market Index") based on an assumed investment of $100 on October 1, 1999, in each case assuming reinvestment of all dividends.

                    (OSI PHARMACEUTICALS PERFORMANCE GRAPH)

------------------------------------------------------------------------
                                  AS OF SEPTEMBER 30, 2004
                     ---------------------------------------------------
COMPANY/INDEX/MARKET  1999     2000     2001    2002    2003     2004
------------------------------------------------------------------------
 OSI
  PHARMACEUTICALS,
  INC.               $100.00 $1,230.77 $571.43 $298.37 $574.07 $1,080.62
 NASDAQ PEER INDEX   100.00    218.27  135.25   87.72  137.46     137.76
 NASDAQ MARKET INDEX 100.00    136.79   56.05   45.09   69.11      73.27

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Dr. Daryl K. Granner, our director, is director of Vanderbilt Diabetes Center, Vanderbilt University. In April 1998, we entered into a Collaborative Research, Option and Alliance Agreement with Vanderbilt University to conduct a collaborative research program and seek a corporate partner to fund a technology collaboration for the discovery and development of drugs to treat diabetes. The agreement was amended in August 1999 to include Tanabe Seiyaku Co., Ltd. as a party with respect to certain sections. Under the agreement, we were responsible for providing funding to Vanderbilt to conduct the research program and paying Vanderbilt a percentage of the revenues (milestone and royalty payments) we would have received from Tanabe and any other third party which is commercializing products resulting from the research program. In October 1999, we paid Vanderbilt a one-time success fee of $500,000 in respect of our entering into a collaboration agreement with Tanabe. In July 2003, the agreements with Vanderbilt and Tanabe were assigned to our majority-owned subsidiary, Prosidion, a company incorporated to further develop our diabetes business. Dr. Granner is Chairman of Prosidion's Scientific Advisory Board and provides consulting services to Prosidion. Dr. Granner is also a member of the board of directors of Prosidion and was granted founder shares in Prosidion during the last fiscal year.

     Dr. Walter M. Lovenberg, our director, was Chief Executive Officer of Helicon until December 1999 and has been a director of Helicon, from which he has taken a temporary leave. In July 1997, we along with Cold Spring Harbor and Hoffmann-La Roche Inc. formed Helicon. In exchange for approximately 30% of Helicon's outstanding capital stock, we agreed to perform for Helicon $1 million of molecular screening services within one year and granted to Helicon a nonexclusive license with respect to certain screening technology. Cold Spring Harbor contributed a royalty-free license to commercialize certain technology relating to genes associated with long-term memory in exchange for a portion of Helicon's outstanding capital stock. Hoffmann-La Roche contributed cash for a portion of Helicon's outstanding capital stock. The parties entered into various collaborative research and license agreements. Although the collaborations terminated in fiscal 1999, we continued to contribute funds to Helicon during fiscal 2000 and fiscal 2001 on an as-needed basis in amounts required to cover the costs of conducting research activities. Effective as of August 15, 2001, we entered into a new compound screening and technology license agreement to provide molecular screening services to Helicon. Our net investment in Helicon was fully reserved in our consolidated financial statements as of September 30, 2004.

     Mr. G. Morgan Browne, our director, was Chief Financial Officer of Cold Spring Harbor. In addition to our relationship with Cold Spring Harbor set forth above, during fiscal 2003, we entered into a collaboration with Cold Spring Harbor pursuant to which we have agreed to fund certain research activities focusing on the identification of specific targets considered important in the progression of a variety of cancer types. Payments by us to Cold Spring Harbor during the past fiscal year did not exceed 5% of the Cold Spring Harbor gross revenues for its last fiscal year.

     In connection with our acquisition of certain assets from Gilead in December 2001, we entered into an agreement with Mr. Robert L. Simon, Vice President, Global Regulatory Affairs and CMC, pursuant to which we assumed Mr. Simon's $100,000 home purchase loan. This loan pre-dated the July 30, 2002 effective date of the Sarbanes Oxley Act of 2002 and was therefore grandfathered under the provisions that prohibit loans to executives. Under the terms of the loan agreement, 50% of the original principal would be forgiven over years six to ten of the loan provided that Mr. Simon is continuously employed during the term of the loan. If Mr. Simon were terminated, the loan would have been due within 90 days from the date of termination. The loan was non-interest bearing unless Mr. Simon's employment was terminated. In December 2004, in connection with Mr. Simon agreeing to relocate from Boulder, Colorado to our headquarters in New York, the full amount of the loan was forgiven.

     Mr. John P. White, our director, is a partner of Cooper & Dunham LLP, a New York law firm specializing in patent, trademark and related intellectual property matters. Cooper & Dunham regularly provides legal services to us. Professional fees paid or accrued by us to Cooper & Dunham in the fiscal year ended September 30, 2004 did not exceed 5% of such law firm's gross revenues for its last full fiscal year.

     A son of Dr. Gee, our director, is a partner of a law firm which regularly provides legal services to us. During the fiscal year ended September 30, 2004, such fees did not exceed 5% of such law firm's gross revenues for its last full fiscal year.

                          APPROVAL OF AMENDMENT TO THE
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

     The Board of Directors adopted the Amended and Restated Stock Incentive Plan (the "Plan") to encourage and enable selected directors, officers, employees and consultants to acquire a proprietary interest in OSI through the ownership, directly or indirectly, of our common stock. The Plan, as initially approved by stockholders as of June 13, 2001, reserved four million shares of our common stock for issuance pursuant to Plan awards. As of December 31, 2004, 908,675 shares of common stock having a market value of $68,014,324 remained available for issuance under future Plan awards. The Board believes it is in our best interests to increase the number of shares available under the Plan in order for us to continue to attract and retain highly qualified directors, officers, employees and consultants.

     Subject to the approval of stockholders, the Board has adopted an amendment to the Plan to increase the number of shares of our common stock reserved for issuance under the Plan by two million eight hundred thousand. A copy of the Plan, as amended, is included as Appendix B to this Proxy Statement. The material terms of the Plan are described below.

     Eligibility and Administration. The individuals eligible for participation in the Plan are limited to directors, officers, employees and consultants of OSI or a parent or subsidiary thereof. The Plan is administered by a committee appointed from time to time by the Board of Directors. Currently, this committee is the Compensation Committee. The committee has the sole authority as to decisions regarding the Plan, including the authority to select the eligible persons who will be granted awards under the Plan, the timing and size of awards granted and other terms and conditions of such awards. The committee may establish any rules and regulations it deems necessary to administer the Plan, and all determinations and actions by the committee will be final and conclusive for all purposes.

     As of December 31, 2004, approximately 11 directors, seven executive officers who were not also directors, 441 employees who were not also officers, and five consultants were eligible to participate in the Plan.

     Terms and Conditions of Plan Awards. The Plan provides for the issuance of our common stock pursuant to the following types of Plan awards: (i) incentive stock options ("ISOs"), (ii) non-qualified stock options ("NSOs"), (iii) restricted stock, (iv) stock bonuses and (v) stock appreciation rights. In general, the terms and conditions of the different types of awards available under the Plan are determined by the committee at the time of award consistent with the terms of the Plan.

     Under an option award, a participant is granted the right to purchase a fixed number of shares of our common stock at an exercise price determined at the time of grant of the option. Under the Plan, the exercise price of an option, whether an ISO or a NSO, may not be less than the fair market value of the shares of our common stock underlying the option determined as of the date of grant. In general, an option will be exercisable as determined by the committee at the time of grant as specified under the terms of the option. An option granted under the Plan may not have an exercise period exceeding ten years from the date of grant. ISOs, which qualify for favorable treatment under federal tax laws, may only be granted to employees and are subject to the requirements of Section 422 of the Internal Revenue Code. No ISO, and unless otherwise determined by the committee, no NSO issued under the Plan will be transferable otherwise than by will or the laws of descent and distribution. While the amount of shares subject to options issued under the Plan generally may be determined in the discretion of the committee, the Plan also provides for the automatic, formula grant of NSOs to non-employee directors in amounts set forth under the Plan. (See, "Compensation of Directors").

     At the time of exercise of an option, the participant must either pay us the full exercise price of the shares in cash or, upon prior approval and conditions established by the committee, deliver us shares of OSI common stock owned by the participant that have a fair market value equal to the exercise price of such shares on the date of exercise of the option. In addition, provided the committee in its discretion consents, an option may be exercised on a "cashless" basis in exchange for the issuance to the participant of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise.

     Under a restricted stock award, a participant will be issued shares of our common stock that will be subject to certain conditions on vesting and restrictions on transferability as determined by the committee at the time of the award. For example, restricted stock awards may be conditioned on a participant's performance of future service with us or satisfaction of certain performance goals. Unless otherwise provided pursuant to the terms of the award, a participant will have voting and dividend rights with respect to awards of restricted stock.

     Under a stock bonus award, a participant will receive a grant of common stock generally free of restrictions on transferability and conditions on vesting. As determined by the committee, stock bonus awards may be used as the form of payment for discretionary or performance-based bonuses that otherwise would be payable in cash.

     Under a stock appreciation right, a participant will be awarded an interest in the appreciated value of the shares of common stock underlying the award above a base amount for such shares established by the committee at the time the right is granted, which amount shall not be less than the fair market value of the shares as of the date the right is granted. The appreciated value of the stock subject to an award will be payable to a participant under the conditions of the award established by the committee at the time of grant, which may include the performance of future service or the satisfaction of certain performance goals. The amount payable under a stock appreciation right will be paid in shares of common stock, cash or a combination thereof as determined by the committee at the time the right is granted.

     Adjustment of Shares Subject to Plan. If stockholders approve of the amendment to the Plan described above, the total number of OSI shares reserved for issuance under the Plan will increase from four million to six million eight hundred thousand. No individual may be issued awards under the Plan that exceed the total number of shares reserved under the Plan, as amended. The number of shares reserved under the Plan, and the number of shares subject to any outstanding awards, will be increased or decreased proportionately in the event of any stock dividends, splits, subdivisions or any other recapitalizations resulting in a more than five percent increase or decrease in the number of shares of common stock outstanding in any plan year. Any shares subject to a stock award that is cancelled, not exercised or expired may again be subject to a stock award under the Plan.

     Amendment and Termination of the Plan. The Plan may be amended by the Board of Directors or the committee without the approval of the stockholders, provided that no action will be taken without the approval of the stockholders to increase the aggregate number of shares of common stock which may be issued or transferred under the Plan, materially increase the benefits accruing to the recipients under the Plan or materially modify the requirements as to eligibility for participants in the Plan.

     Unless earlier terminated by the Board of Directors, the Plan will automatically terminate as of June 12, 2011.

     Federal Income Tax Consequences of Plan Awards. There will be no federal income tax consequences to either a participant or to us upon the grant of an option. Upon the exercise of a NSO, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the share issued under the option on the date of exercise over the option price. The Corporation generally will be entitled to a federal income tax deduction in the same amount.

     No income will be recognized upon the exercise of an ISO as long as the participant does not dispose of the shares issued under the ISO within two years from the date the ISO was granted or within one year from the date the shares were transferred to the recipient (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the participant will recognize capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to us. If a participant disposes of shares issued under an ISO before the holding period requirement is satisfied, the participant will recognize ordinary income in the year of disposition in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise. We will be entitled to a deduction in the amount of the ordinary income recognized by the participant who disposes of shares before the end of the required holding period.

     Restricted stock awards granted under the Plan will be taxable to a participant under the rules of Section 83 of the Internal Revenue Code. In general, under Section 83, the fair market value of the restricted stock award will be included in the participant's taxable income and taxed at ordinary income tax rates at the time the restricted stock award is no longer subject to a substantial risk of forfeiture or restriction on transferability. In general, the fair market value of stock paid to a participant pursuant to a stock bonus award will be included in the participant's taxable income and taxed at ordinary income tax rates at the time the stock is paid to the participant. Similarly, the value of amounts paid to a participant under a stock appreciation right, whether in the form of cash or stock, will be included in the participant's taxable income and taxed at ordinary income tax rates at the time of payment. We will be entitled to a deduction at the times and in the amounts that participants recognize ordinary income under a restricted stock award, a stock bonus award or a stock appreciation right.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         EQUITY COMPENSATION PLAN INFORMATION AS OF SEPTEMBER 30, 2004

                                                   NUMBER OF
                                                SECURITIES TO BE         WEIGHTED-
                                                  ISSUED UPON             AVERAGE        NUMBER OF SECURITIES
                                                  EXERCISE OF        EXERCISE PRICE OF        REMAINING
                                                  OUTSTANDING           OUTSTANDING         AVAILABLE FOR
                                                    OPTIONS,             OPTIONS,          FUTURE ISSUANCE
                                                    WARRANTS             WARRANTS            UNDER EQUITY
PLAN CATEGORY                                      AND RIGHTS           AND RIGHTS        COMPENSATION PLANS
-------------                                   ----------------     -----------------   --------------------
Equity compensation plans approved by security
  holders(a)..................................     4,353,868              $35.34               1,857,141(d)
Equity compensation plans not approved by
  security holders(b).........................       534,006(c)           $47.03                      --
                                                   ---------              ------             -----------
Total.........................................     4,887,874              $36.61               1,857,141
                                                   =========              ======             ===========

---------------

(a) Consists of five plans: 1989 Incentive and Non-Qualified Stock Option Plan, 1993 Incentive and Non-Qualified Stock Option Plan, 1997 Incentive and Non-Qualified Stock Option Plan, 1999 Incentive and Non-Qualified Stock Option Plan and the Amended and Restated Stock Incentive Plan.

(b) In connection with the acquisition of certain oncology assets from Gilead Sciences, Inc. on December 21, 2001, we adopted a Non-Qualified Stock Option Plan for Former Employees of Gilead. We granted ten-year options to purchase an aggregate of 693,582 shares of our common stock at a purchase price of $45.01 per share, which represents the fair value of our stock at the date granted. The options vest one-third in a year from the date of grant and monthly thereafter for twenty-four months.

    In connection with the acquisition of Cadus Pharmaceutical Corporation, we adopted a Non-Qualified Stock Option Plan for Former Employees of Cadus. We granted ten-year options to purchase an aggregate of 415,000 shares of our common stock at a purchase price of $5.00 per share, which represents the fair value of our stock at the date granted. These options became exercisable on July 30, 2000, one year from the date of the grant.

(c) Includes options established for certain outside consultants related to clinical trial operations.

(d) Includes 776,428 shares reserved for issuance under the 1993 Employee Stock Purchase Plan, the 1995 Employee Stock Purchase Plan, the stock purchase plan for employees of OSI Pharmaceuticals (UK) Inc. and the Stock Purchase Plan for Non-Employee Directors (see notes 11(d) and 11(e) to the consolidated financial statements included in our Annual Report and Form 10-K for fiscal year ended September 30, 2004). Does not include the proposed increase of 2.8 million shares under the Amended and Restated Stock Incentive Plan as described above.

     THE BOARD OF DIRECTORS DEEMS THE ABOVE PROPOSAL TO BE IN OUR BEST INTERESTS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

     The firm of KPMG LLP, an independent registered public accounting firm, has audited our consolidated financial statements for several years and the Board of Directors desires to continue the services of this firm. In December 2004, we changed our fiscal year end from September 30 to December 31. The Board of Directors intends to use the services of KPMG LLP for the transition period ending December 31, 2004 and for the new fiscal year that will end on December 31, 2005. The Audit Committee has therefore appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2005.

     Appointment of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the fiscal years ended September 30, 2004 and September 30, 2003, and fees for other services rendered by KPMG LLP during those periods.

                                                    FISCAL    % OF     FISCAL    % OF
FEE CATEGORY:                                        2004     TOTAL     2003     TOTAL
-------------                                      --------   -----   --------   -----
Audit Fees.......................................  $636,792    73%    $497,678    60%
Audit-Related Fees...............................   118,000    13%      63,120     8%
Tax Fees:
  Tax compliance/preparation.....................    76,778     9%      55,578     7%
  Other tax services.............................    46,000     5%     203,591    25%
                                                   --------   ----    --------   ----
     Total Tax Fees..............................   122,778    14%     259,169    32%
                                                   --------   ----    --------   ----
All Other Fees...................................        --     0%         641     0%
                                                   --------   ----    --------   ----
Total Fees.......................................  $877,570   100%    $820,608   100%
                                                   ========   ====    ========   ====

     Audit fees related to services rendered in connection with the annual audit of our consolidated financial statements, the quarterly reviews of consolidated financial statements included in our quarterly reports on Form 10-Q, the UK statutory audits, and the reviews of and other services related to registration statements and other offering memoranda. All of the work was performed by the full-time, permanent employees of KPMG LLP.

     Audit-related fees consisted primarily of fees for audits of the financial statements of our employee benefit plans and due diligence assistance.

     Tax fees consisted of tax compliance/preparation and other tax services. Tax compliance/preparation consisted of fees billed for professional services related to federal, state, local and international tax compliance. Other tax services consisted of fees billed for other tax consulting including consulting with respect to a merger transaction as well as international tax matters.

     All other fees consisted primarily of miscellaneous services. No portion of these fees related to financial information or operational system design or implementation services.

     On an ongoing basis, management communicates to the Audit Committee specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee approves the engagement of the independent registered public accounting firm for such projects and services. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

     The Audit Committee has considered whether the provision of all other services by KPMG LLP is compatible with maintaining KPMG LLP's independence and concluded that KPMG LLP is independent based on information provided by KPMG LLP.

     Representatives of KPMG LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS DEEMS THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OSI TO BE IN OUR BEST INTERESTS AND RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

                                CODE OF CONDUCT

     We have adopted a Code of Conduct which is designed to set the standards of business conduct and ethics and help directors and employees resolve ethical issues. The Code of Conduct applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller, and other persons performing similar functions. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, fair dealing with customers, suppliers and competitors, and compliance with laws, rules and regulations. The purpose of the Code of Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis to our ethics line, by means of a toll-free telephone call, or to any member of our Compliance Committee. All concerns and complaints are investigated by the Audit Committee of the Board of Directors (in the case of financial, accounting or auditing improprieties) or members of the Compliance Committee, which is comprised of members of senior management.

     A copy of the Code of Conduct is available, without charge, on our website at www.osip.com or by requesting it from the Secretary at 58 South Service Road, Suite 110, Melville, NY 11747 or by calling 1-631-962-2000. Any amendments to, or waivers from, a provision of the Code of Conduct that apply to our directors and executive officers must be approved by the Board of Directors. We will publicly disclose any such waivers or amendments pursuant to the requirements of the SEC and Nasdaq.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that, during the fiscal year ended September 30, 2004, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except for certain initial holdings of Dr. Herbert Pinedo that were reported late on a Form 3 and one transaction of Dr. Pinedo that was reported late on a Form 4.

                             STOCKHOLDER PROPOSALS

     Stockholders who intend to submit proposals to be included in our Proxy Statement for the Annual Meeting of Stockholders to be held in 2006 or who intend to present proposals at our 2006 Annual Meeting are advised that we have changed our fiscal year end from September 30 to December 31. Accordingly, we do not expect to hold our 2006 Annual Meeting in March 2006, a month during which we traditionally hold our annual meetings. We have not, however, yet determined the date of the 2006 Annual Meeting. As soon as we set the 2006 Annual Meeting date, we will report such date in the earliest possible Form 10-Q pursuant to Rules 14a-5(f) and 14a-8(e)(1) of Schedule 14A of the Securities Exchange Act of 1934, as amended. In addition, we will report in such Form 10-Q the shareholder proposal deadlines applicable to the new meeting date. Per Rule 14a-5(e) of
Schedule 14A, such deadlines will be within a reasonable time before we begin to print and mail the proxy materials related to the 2006 Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Barbara A. Wood

                                          BARBARA A. WOOD
                                          Secretary

February 2, 2005

                               LIST OF APPENDICES

                                                              APPENDIX
                                                              --------
Audit Committee Charter, as amended.........................     A
Amended and Restated Stock Incentive Plan, as amended.......     B
Proxy Card..................................................     C

                                                                      APPENDIX A

                           OSI PHARMACEUTICALS, INC.

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The Audit Committee has been established by the Board of Directors to assist the Board in fulfilling its fiduciary responsibilities by overseeing the integrity of the Corporation's financial statements, the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Corporation's financial statements, and other aspects of the financial management of the Corporation, including overseeing the establishment and maintenance of processes to assure compliance by the Corporation with all applicable laws, regulations and Corporation policy. In so doing, it is the responsibility of the Audit Committee to foster free and open means of communication between the directors, the independent auditors and the financial management of the Corporation.

II. ORGANIZATION

     The Committee shall consist of at least three members elected by the Board at the first Board meeting following the annual stockholders' meeting to serve until their successors shall be duly elected and qualified. The Chair of the Committee shall be designated by the Board. The composition of the membership of the Committee shall comply with all applicable statutes and the rules and regulations of the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market.

III.  MEETINGS

     The Committee shall meet at such times as it determines, but not less frequently than quarterly. Special meetings may be called by the Chair. As part of its obligation to foster open communications, the Committee shall meet regularly with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  AUTHORITY OF COMMITTEE

     A. The Committee shall have the sole authority to appoint and dismiss the Corporation's auditors. The independent auditor shall report directly to the Committee.

     B. The Committee shall have the sole authority to approve the amount of fees and other terms of any engagement by the Corporation of the independent auditors.

     C. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

     D. The Committee may request any director, officer or employee of the Corporation or the Corporation's outside counsel, or independent auditor or other consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     E. The Committee may form and delegate authority to a subcommittee of the Committee, consisting of one or more members of the Committee, whenever it deems appropriate.

V.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

     A. Independent Audit and Independent Auditors.

          1. Appoint and dismiss the Corporation's independent auditors.

          2. Review and approve the independent auditor's proposed audit scope, approach, staffing and fees.

          3. Pre-approve all audit and permitted non-audit services to be performed by the independent auditors subject to such procedures as may be established by the Committee.

          4. At least annually, obtain and review a report by the independent auditors describing the firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

          5. Receive on a periodic basis, not less frequently than annually, from the independent auditors a written statement delineating all relationships between the independent auditors and the Corporation, including each non-audit service provided to the Corporation.

          6. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

          7. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          8. Receive and review with management any management letter provided by the independent auditors and the Corporation's response to that letter, review with the independent auditors any problems or difficulties the auditors may have encountered and any disagreements with management.

          9. Discuss with the independent auditor whether it has identified the existence of any issues of the type described in Section 10A of the Securities Exchange Act of 1934 (concerning detection of illegal acts).

          10. Review and approve hiring policies for employees or former employees of the independent auditors.

     B. Financial Statement Review.

          1. Oversee the annual and quarterly financial reporting processes.

             a. The Committee shall review with management and the independent auditors the financial statements and Management's Discussion and Analysis ("MD&A") to be included in our Corporation's Annual Report on Form 10-K prior to filing or distribution, including the applicability of critical accounting policies, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matter required to be communicated to the Committee by the independent auditors under auditing standards of the Public Company Accounting Oversight Board (United States).

             b. The Committee shall review with management the interim financial statements and MD&A to be included in our Corporation's quarterly reports on Form 10-Q. The Committee shall also discuss the results of the quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under current regulations and standards.

          2. Discuss with management our Corporation's earnings press releases, including the use of non-GAAP information, as well as financial information and earnings guidance provided to analysts.

          3. Obtain and review periodic reports at least annually from management and the independent auditors assessing the effectiveness of our Corporation's internal control structure and procedures for financial reporting including: (a) all significant deficiencies or material weaknesses in the design or operation of internal controls, and (b) any fraud, whether or not material, that involves management or other employees having a significant role in the internal controls, all significant changes to internal controls, including corrective actions, since the last report to the Committee.

VI. COMPLIANCE MATTERS

     A. Review compliance with the Corporation's Code of Conduct and its related policies and procedures on a regular basis and review the content of the Code and related policies and procedures from time to time.

     B. Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

     C. Review reports and disclosures of insider and affiliated party transactions to be provided periodically, and not less often than annually, by the Corporation's general counsel. The Committee's approval shall be required for all related party transactions which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

     D. Review with the Corporation's counsel legal and regulatory matters that may have a material impact on our Corporation's financial statements.

     E. Review and discuss guidelines and policies by which the Corporation undertakes risk assessment and risk management.

VII. REPORTS

     A. Prepare the report required by the rules of the SEC to be included in the Corporation's proxy statement.

     B. Review and reassess the adequacy of this charter annually and submit any recommended changes to the Board for approval.

     C. Conduct an evaluation of the Committee's performance at least annually.

     D. The Chair of the Committee shall regularly report to the Board regarding the Committee's actions.

                                                                      APPENDIX B

                            OSI PHARMACEUTICALS INC.

                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN
                          (INCLUDING AMENDMENT NO. 1)

1.  PURPOSE

     The purpose of this Amended and Restated Stock Incentive Plan (formerly, the 2001 Incentive and Non-Qualified Stock Option Plan) (the "Plan") is to encourage and enable selected management, other employees, directors (whether or not employees), and consultants of OSI Pharmaceuticals, Inc. (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership, directly or indirectly, of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such employees, directors, and consultants with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with, or become associated with, the Company or a parent or subsidiary of the Company. As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as the term is defined in Section 424 of the Code (determined as if the Company were the employer corporation).

     Pursuant to the Plan, the Company may grant: (i) Incentive Stock Options;
(ii) Non-Qualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; and (v) Stock Bonuses, as such terms are defined in Section 2.

2.  DEFINITIONS

     Capitalized terms not otherwise defined in the Plan shall have the following meanings:

          (a) "Award Agreement" shall mean a written agreement, in such form as the Committee shall determine, that evidences the terms and conditions of a Stock Award granted under the Plan.

          (b) "Fair Market Value" on a specified date means the value of a share of Common Stock, determined as follows:

             (i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, Inc., its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

             (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

             (iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Incentive Stock Option" shall mean an option that is an "incentive stock option" within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the Award Agreement by which it is evidenced.

          (e) "Non-Qualified Stock Option" shall mean an option that is not an Incentive Stock Option within the meaning of Section 422 of the Code.

          (f) "Restricted Stock" shall mean an award of shares of Common Stock that is subject to certain conditions on vesting and restrictions on transferability as provided in Section 8 of this Plan.

          (g) "Stock Appreciation Right" shall mean a right to receive payment of the appreciated value of shares of Common Stock as provided in Section 7 of this Plan.

          (h) "Stock Award" shall mean an Incentive Stock Option, a Non-Qualified Stock Option, a Restricted Stock award, a Stock Appreciation Right or a Stock Bonus award.

          (i) "Stock Bonus" shall mean a bonus award payable in shares of Common Stock as provided in Section 9 of this Plan.

3.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

     In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall determine the terms of all Stock Awards granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, the number of shares to be covered by each Stock Award, and other terms and conditions of the Stock Award.

4.  SHARES OF STOCK SUBJECT TO THE PLAN

     Except as provided in Section 10, the number of shares that may be issued or transferred pursuant to Stock Awards granted under the Plan shall not exceed 6,800,000 shares of Common Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to a Stock Award which for any reason expires, is cancelled or is unexercised may again be subject to a Stock Award under the Plan. The aggregate Fair Market Value of the shares with respect to which Incentive Stock Options (determined at the time of grant of the option) are exercisable for the first time by an optionee during any calendar year (under the Plan and all plans of the Company and any parent or subsidiary of the Company) shall not exceed $100,000.

5.  ELIGIBILITY

     Stock Awards may be granted to directors, officers, employees and consultants of the Company or a parent or subsidiary of the Company, except that Incentive Stock Options may not be granted to any such person who is not an employee of the Company or a parent or subsidiary of the Company.

6.  GRANTING OF OPTIONS

     The Committee may grant options to such persons eligible under the Plan as the Committee may select from time to time. Such options shall be granted at such times, in such amounts and upon such other terms and conditions as the Committee shall determine, which shall be evidenced under an Award Agreement and subject to the following terms and conditions:

          (a) Type of Option. The Award Agreement shall indicate whether and to what extent the option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

          (b) Option Price. The purchase price under each Incentive Stock Option and each Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock at the time the option is granted and not less than the par value of the Common Stock. In the case of an Incentive Stock Option granted to an employee owning, actually or constructively under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Stockholder") the option price shall not be less than 110% of the Fair Market Value of the Common Stock at the time of the grant.

          (c) Medium and Time of Payment. Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or, upon conditions established by the Committee, by delivery of shares of Common Stock owned by the recipient. If payment is made by the delivery of shares, the value of the shares delivered shall be the Fair Market Value of such shares on the date of exercise of the option. In addition, if the Committee consents in its sole discretion, an "in the money" Non-Qualified Stock Option may be exercised on a "cashless" basis in exchange for the issuance to the optionee (or other person entitled to exercise the option) of the largest whole number of shares having an aggregate value equal to the value of such option on the date of exercise. For this purpose, the value of the shares delivered by the Company and the value of the option being exercised shall be determined based on the Fair Market Value of the Common Stock on the date of exercise of the option. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares.

          (d) Waiting Period. The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that no option may be exercised after 10 years from the date it is granted. In the case of an Incentive Stock Option granted to a 10% Stockholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

          (e) Non-Assignability of Options. No Incentive Stock Option and, except as may otherwise be specifically provided by the Committee, no Non-Qualified Stock Option, shall be assignable or transferable by the recipient except by will or by the laws of descent and distribution. During the lifetime of a recipient, Incentive Stock Options and, except as may otherwise be specifically provided by the Committee, Non-Qualified Stock Options, shall be exercisable only by such recipient. If the Committee approves provisions in any particular case allowing for assignment or transfer of a Non-Qualified Stock Option, then such option will nonetheless be subject to a six-month holding period commencing on the date of grant during which period the recipient will not be permitted to assign or transfer such option, unless the Committee further specifically provides for the assignability or transferability of such option during this period.

          (f) Effect of Termination of Employment. If a recipient's employment (or service as an officer, director or consultant) shall terminate for any reason, other than death or Retirement (as defined below), the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall expire unless such right is exercised within a period of 90 days after the date of such termination. The term "Retirement" shall mean the voluntary termination of employment (or service as an officer, director or consultant) by a recipient who has attained the age of 55 and who has completed at least five years of service with the Company. If a recipient's employment (or service as an officer, director or consultant) shall terminate because of death or Retirement, the right of the recipient to exercise any option otherwise exercisable on the date of such termination shall be unaffected by such termination and shall continue until the normal expiration of such option. Notwithstanding the foregoing, the tax treatment available pursuant to Section 421 of the Code upon the exercise of an Incentive Stock Option will not be available in connection with the exercise of any Incentive Stock Option more than three months after the date of termination of such option recipient's employment due to Retirement. Option rights shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or a parent or subsidiary of the Company. In no event, however, shall an option be exercisable after the expiration of its original term as determined by the Committee. The Committee may, if it determines that to do so would be in the Company's best interests, provide in a specific case or cases for the exercise of options which would otherwise terminate upon termination of employment with the Company for any reason, upon such terms and conditions as the Committee determines to be appropriate. Nothing in the Plan or in any Award Agreement shall confer any right to continue in the employ of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of a recipient at any time.

          (g) Leave of Absence. In the case of a recipient on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option be exercisable after 10 years from the date it is granted.

          (h) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a reorganization, or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for the protection of any outstanding options by the substitution on an equitable basis of appropriate stock of the Company, or appropriate options to purchase stock of the merged, consolidated, or otherwise reorganized corporation, provided only that such substitution of options shall, with respect to Incentive Stock Options, comply with the requirements of Section 424(a) of the Code, or (ii) give written notice to optionees that their options, which will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, must be exercised within 30 days of the date of such notice or they will be terminated.

          (i) Restrictions on Sale of Shares. Without the written consent of the Company, no stock acquired by an optionee upon exercise of an Incentive Stock Option granted hereunder may be disposed of by the optionee within two years from the date such incentive stock option was granted, nor within one year after the transfer of such stock to the optionee; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition. The optionee shall make appropriate arrangements with the Company for any taxes which the Company is obligated to collect in connection with any such disposition, including any federal, state, or local withholding taxes. No stock acquired by an optionee upon exercise of a Non-Qualified Stock Option granted hereunder may be disposed of by the optionee (or other person eligible to exercise the option) within six months from the date such Non-Qualified Stock Option was granted, unless otherwise provided by the Committee.

7.  GRANT OF STOCK APPRECIATION RIGHTS

     The Committee may grant Stock Appreciation Rights to such persons eligible under the Plan as the Committee may select from time to time. Stock Appreciation Rights shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan. Subject to the terms and conditions of the Award Agreement, a Stock Appreciation Right shall entitle the award recipient to exercise the Stock Appreciation Right, in whole or in part, in exchange for a payment of shares of Common Stock, cash or a combination thereof, as determined by the Committee and provided under the Award Agreement, equal in value to the excess of the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right, determined on the date of exercise, over the base amount set forth in the Award Agreement for shares of Common Stock underlying the Stock Appreciation Right, which base amount shall not be less than the Fair Market Value of such Common Stock, determined as of the date the Stock Appreciation Right is granted.

8.  GRANT OF RESTRICTED STOCK

     The Committee may grant Restricted Stock awards to such persons eligible under the Plan as the Committee may select from time to time. Restricted Stock awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan. The Award Agreement shall set forth any conditions on vesting and restrictions on transferability that the Committee may determine is appropriate for the Restricted Stock award, including the performance of future services or satisfaction of performance goals established by the Committee. The books and records of the Company shall reflect the issuance of shares of Common Stock under a Restricted Stock award and any applicable restrictions and limitations in such manner as the Committee determines is appropriate. Unless otherwise provided in the Award Agreement, a recipient of a Restricted Stock award shall be the record owner of the shares of Common Stock to which the Restricted Stock relates and shall have all voting and dividend rights with respect to such shares of Common Stock.

9.  GRANT OF STOCK BONUS

     The Committee may grant Stock Bonus awards to such persons eligible under the Plan as the Committee may select from time to time. Stock Bonus awards shall be granted at such times, in such amounts and under such other terms and conditions as the Committee shall determine, which terms and conditions shall be evidenced under an Award Agreement, subject to the terms of the Plan. Upon satisfaction of any conditions, limitations and restrictions set forth in the Award Agreement, a Stock Bonus award shall entitle the recipient to receive payment of a bonus described under the Stock Bonus award in the form of shares of Common Stock of the Company. Prior to the date on which a Stock Bonus award is required to be paid under an Award Agreement, the Stock Bonus award shall constitute an unfunded, unsecured promise by the Company to distribute Common Stock in the future.

10.  ADJUSTMENTS IN THE EVENT OF RECAPITALIZATION

     In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent of the shares outstanding at the beginning of the year, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares issuable under Stock Awards theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price that may be applicable thereto. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year that do not exceed in the aggregate five percent of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

11.  WITHHOLDING OF APPLICABLE TAXES

     It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock or make a payment of cash pursuant to any Stock Award that the award recipient pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company or any subsidiary is obligated to collect with respect to the issuance or transfer of Common Stock or the payment of cash under such Stock Award, including any applicable federal, state, or local withholding or employment taxes.

12.  GENERAL RESTRICTIONS

     Each Stock Award granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock issuable or transferable under the Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of the Stock Award or the issue or transfer, of shares of Common Stock thereunder, shares of Common Stock issuable or transferable under any Stock Award shall not be issued or transferred, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Securities and Exchange Commission, any state securities law, the rules and regulations promulgated thereunder or the rules and regulations of any securities exchange or over the counter market on which the Common Stock is listed or in which it is included for quotation. The Board of Directors may, in connection with the granting of Stock Awards, require the individual to whom the award is to be granted to enter into an agreement with the Company stating that as a condition precedent to the receipt of shares of Common Stock issuable or transferable under the Stock Award, in whole or in part, he shall, if then required by the Company, represent to the Company in writing that such receipt is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe. Such agreements may also, in the discretion of the Committee, contain provisions requiring the forfeiture of any Stock Awards granted and/or Common Stock held, in the event of the termination of employment or association, as the case may be, of the award recipient with the Company. Upon any forfeiture of Common Stock pursuant to an agreement authorized by the preceding sentence, the Company shall pay consideration for such Common Stock to the award recipient, pursuant to any such agreement, without interest thereon.

13.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board of Directors or the Committee shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that no such action shall affect or in any way impair the rights of a recipient under any Stock Award theretofore granted under the Plan; and, provided, further, that unless first duly approved by the stockholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Section 10, no amendment or change shall be made in the Plan increasing the total number of shares which may be issued or transferred under the Plan, materially increasing the benefits to Plan participants or modifying the requirements as to eligibility for participation in the Plan.

14.  TERM OF THE PLAN

     The Plan shall terminate on June 12, 2011, or on such earlier date as the Board of Directors or the Committee may determine. Any Stock Award outstanding at the termination date shall remain outstanding until it has either expired or been exercised or cancelled pursuant to its terms.

15.  COMPLIANCE WITH RULE 16B-3

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors. To the extent any provision of the Plan or action by the Committee (or any other person on behalf of the Committee or the Company) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16.  RIGHTS AS A STOCKHOLDER

     A recipient of a Stock Award shall have no rights as a stockholder with respect to any shares issuable or transferable thereunder until the date a stock certificate is issued to him for such shares unless otherwise provided in the Award Agreement under the Plan. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17.  AUTOMATIC GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS

     (a) (i) Each director, who is not also an employee of the Company or any of its affiliates, or the designee of any stockholder of the Company pursuant to a right to designate one or more directors (an "Eligible Director") who first becomes an Eligible Director on or after June 13, 2001 but prior to January 1, 2003, shall automatically be awarded a grant of 30,000 Non-Qualified Stock Options upon his or her initial election to the Board of Directors. An Eligible Director receiving an initial option grant under this Section 17(a)(i) shall not be eligible for an initial grant of option under any other stock option plan maintained by the Company. Such options shall vest and be exercisable solely in accordance with the following schedule:

          (A) The options may be exercised with respect to a maximum of one-half of the option shares during the twelve-month period beginning after the date of grant.

          (B) The options may be exercised with respect to all of the option shares upon the Eligible Director's reelection to the Board of Directors for a second consecutive term.

          (C) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

          (i) Each Eligible Director who first becomes an Eligible Director on or after January 1, 2003, shall automatically be awarded a grant of 50,000 Non-Qualified Stock Options upon his or her initial election to the Board of Directors. An Eligible Director receiving an initial option grant under this Section 17(a)(ii) shall not be eligible for an initial grant of option under any other stock option plan maintained by the Company. Such options shall vest and be exercisable solely in accordance with the following schedule:

          (A) The options shall not be exercisable during the twelve-month period beginning after the date of grant.

          (B) The options may be exercised with respect to one-third of the option shares after the expiration of twelve months from the date of grant.

          (C) The remaining two-thirds of the options shall vest and become exercisable ratably on a monthly basis over the two-year period commencing one year from the date of grant and ending three years from the date of grant.

          (D) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

     (b) In addition to the grant provided in subsection (a), each Eligible Director who first became an Eligible Director on or after June 13, 2001 shall automatically be awarded a grant of Non-Qualified Stock Options upon each reelection of such Eligible Director to a subsequent, successive term, in the amount of an option for 7,500 shares.

     (c) Except to the extent an option is granted under any automatic grant provision of any other stock option plan maintained by the Company, each Eligible Director who first became an Eligible Director prior to June 13, 2001 shall automatically be awarded a grant of Non-Qualified Stock Options upon the reelection of such Eligible Director to a third or subsequent, successive term, in the amount and at the times hereinafter set forth. The number of options to which each Eligible Director shall be entitled pursuant to this subsection (c) shall be as follows:

          (i) 20,000 on the date of the Eligible Director's reelection to a third one-year term;

          (ii) 20,000 on the date of the Eligible Director's reelection to a fourth one-year term;

          (iii) 15,000 on the date of the Eligible Director's reelection to a fifth one-year term;

          (iv) 15,000 on the date of the Eligible Director's reelection to a sixth one-year term;

          (v) 10,000 on the date of the Eligible Director's reelection to a seventh one-year term;

          (vi) 10,000 on the later of the date of the annual meeting of stockholders in 2000, or the date of the Eligible Director's reelection to an eighth one-year term;

          (vii) 10,000 on the later of the date of the annual meeting of stockholders in 2001, or the date of the Eligible Director's reelection to a ninth one-year term; and

          (viii) 7,500 on the date of the Eligible Director's reelection to a tenth one-year term and on each successive reelection to a one-year term thereafter.

     (d) Options granted pursuant to subsections (b) or (c) shall vest and be exercisable solely in accordance with the following schedule:

          (i) The options shall not be exercisable during the twelve-month period beginning after the date of grant.

          (ii) The options may be exercised with respect to one-third of the option shares after the expiration of twelve months from the date of grant.

          (iii) The remaining two-thirds of the options shall vest and become exercisable ratably on a monthly basis over the two-year period commencing one year from the date of grant and ending three years from the date of grant.

          (iv) The options will expire and will no longer be exercisable as of the tenth anniversary of the date of grant, subject to sooner expiration upon the occurrence of certain events as provided elsewhere in this Plan.

     (e) The option price for all options awarded under this Section 17 shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.

18.  OPTIONS GRANTED TO EMPLOYEES AND DIRECTORS OF ANY SUBSIDIARY IN THE UK

     In addition to the provisions above, the provisions of this Section 18 shall apply as herein set out to options granted to employees and directors of any subsidiary in the United Kingdom. The provisions of this Section 18 enable the Plan to be used in a tax efficient manner in the United Kingdom.

     (a) In this Section 18, the following terms have the meanings ascribed to them:

          "Election" means an election in the form envisaged in Paragraph 3B(1) of Schedule 1 to SSCBA and acceptable to the UK Subsidiary to the effect that any Secondary NIC arising on the exercise, assignment or release of a UK Option shall be the liability of the recipient and not the liability of the UK Subsidiary

          "Independent Transfer Agent" means any person (other than the Company or any company affiliated with the Company or any individual affiliated with any such company) who is registered as a broker-dealer with the U.S. Securities and Exchange Commission and who is thereby able to sell and transfer shares in the Company on behalf of the Optionholder

          "Optionholder" means an employee or director of the UK Subsidiary who is the holder of a UK Option

          "Secondary NIC" means secondary national insurance contributions as defined in the SSCBA

          "SSCBA" means the Social Security Contributions and Benefits Act 1992 of the United Kingdom

          "UK Option" means an option granted to an employee of the UK
     Subsidiary

          "UK Subsidiary" means OSI Pharmaceuticals (UK) Limited (a company incorporated in England under company number 1709877) and any other UK Subsidiary of the Company from time to time.

     To the extent that it is lawful to do so, a UK Option may be granted subject to a condition that any liability of the UK Subsidiary (as employer or former employer of the relevant Optionholder) to pay Secondary NIC in respect of the exercise, assignment or release of that UK Option shall be the liability of the relevant Optionholder and payable by that Optionholder and that the Optionholder shall not be entitled to exercise the UK Option until he has entered into an Election to that effect when required to do so by the UK Subsidiary provided that the Committee may in its discretion at any time or times release the Optionholder from this liability or reduce his liability thereunder unless that Election has been entered into between the UK Subsidiary and that Optionholder and that Election (or the legislation which provides for such an Election to be effective) does not allow for such an Election to be subsequently varied.

     (a) If a UK Option is granted subject to the condition referred to in paragraph (b)above then the Optionholder shall by completing the Election grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Stock subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election and the UK Subsidiary shall account to the Optionholder for any balance.

     No Stock shall be allotted or transferred to the Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of the Secondary NIC for which the Optionholder is liable under the terms of the Election.

     (b) If a UK Option is exercised and the Optionholder is liable to tax duties or other amounts on such exercise and the UK Subsidiary (as his employer or former employer) is liable to make a payment to the appropriate authorities on account of that liability, then the Optionholder shall by having completed the option agreement grant to the UK Subsidiary (as employer or former employer of the relevant Optionholder) the irrevocable authority, as agent of the Optionholder and on his behalf, to appoint an Independent Transfer Agent, to act as agent of the Optionholder and on his behalf, to sell or procure the sale of sufficient of the Shares subject to the UK Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the amount payable to the appropriate authorities and the UK Subsidiary shall account to the Optionholder for any balance.

     No Stock shall be allotted or transferred to the Optionholder by the Company until the UK Subsidiary has received an amount in cash equal to the amount of any liability of the UK Subsidiary referred to in this paragraph (d).

                                                                      APPENDIX C

                           OSI PHARMACEUTICALS, INC.

                                     PROXY
                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 16, 2005

   THIS PROXY IS SOLICITED ON BEHALF OF THE CORPORATION'S BOARD OF DIRECTORS

     The undersigned hereby appoints Colin Goddard, Ph.D. and Robert L. Van Nostrand, and each of them jointly and severally, Proxies, with full power of substitution, to vote, as designated on the reverse side, all shares of Common Stock of OSI Pharmaceuticals, Inc. (the "Corporation") held of record by the undersigned on January 21, 2005 at the annual meeting of stockholders to be held on March 16, 2005, or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS, "FOR" THE AMENDMENT OF THE OSI PHARMACEUTICALS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACES PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

          (Continued and to be dated and signed on the reverse side.)

                                          OSI PHARMACEUTICALS, INC.
                                          P. O. BOX 11097
                                          NEW YORK, N.Y. 10203-0097

To include any comments, please mark this box.  [ ]

(Please mark, sign, date and return this                             [X]
  proxy in the enclosed postage prepaid                  Votes MUST be indicated (x)
  envelope.)                                             in Black or Blue ink.  /x/

1.  ELECTION OF DIRECTORS (TERM TO EXPIRE AT NEXT ANNUAL MEETING)

                FOR ALL  [ ]       WITHHOLD FOR ALL  [ ]        EXCEPTIONS  [ ]

     Nominees:  Robert A. Ingram, Colin Goddard, Ph.D., Michael G. Atieh, G.
                Morgan Browne, Daryl K. Granner, M.D., Walter M. Lovenberg, Ph.D., Viren Mehta, Herbert Pinedo, M.D., Ph.D., Sir Mark Richmond Ph.D., John P. White.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) THIS PROXY WILL BE VOTED FOR EACH NOMINEE FOR WHOM AUTHORITY TO VOTE IS NOT WITHHELD.

*Exceptions
          ----------------------------------------------------------------------

2. PROPOSAL TO AMEND THE OSI PHARMACEUTICALS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN.

              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

              FOR                           AGAINST                         ABSTAIN
              [ ]                             [ ]                             [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

     To change your address, please mark this box.  [ ]

     Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

             Date                      Share Owner sign here              Co-Owner sign here
------------------------------    -------------------------------   -------------------------------

                                       C-2